Exhibit 10.21

200 & 300 OCEANGATE, LONG BEACH, CALIFORNIA

PURCHASE AGREEMENT

BETWEEN

200 OCEANGATE, LLC, A DELAWARE LIMITED LIABILITY COMPANY

AND

MOLINA CENTER LLC, A DELAWARE LIMITED LIABILITY COMPANY

OCTOBER 11, 2011

TABLE OF CONTENTS

1.	Agreement of Sale	1

2.	Purchase Price	2

3.	Non-Refundable Payment and Deposit	2

4.	Documents to be Delivered to Buyer	4

5.	Title	6

6.	Access	7

7.	Due Diligence Period	9

8.	Acceptance of Property “As Is”	10

9.	Conditions to Closing	13

10.	Closing	14

11.	Representations and Warranties	21

12.	Risk of Loss; Insurance Proceeds; Condemnation	27

13.	Assignment	26

14.	Seller’s Covenants During Contract Period	27

15.	ARBITRATION OF DISPUTES	29

16.	Indemnification	31

17.	Miscellaneous	31

18.	Notice	31

LIST OF EXHIBITS

Exhibit A	Description of the Land
Exhibit B	Materials and Documents Delivered to Buyer
Exhibit C	Rent Roll
Exhibit D	Form of Tenant Estoppel Certificate
Exhibit E	Service Contracts
Exhibit F	Grant Deed
Exhibit G	Bill of Sale and General Assignment
Exhibit H	FIRPTA Affidavit
Exhibit I	Form of Tenant Notice Letter
Exhibit J	Form of Owner’s Affidavit
Exhibit K	Buyer’s Insurance
Exhibit L	Seller’s Insurance

- i -

PURCHASE AGREEMENT

200 & 300 OCEANGATE, LONG BEACH, CALIFORNIA

THIS AGREEMENT is entered into as of the 11th day of October, 2011 (“Contract Date”), by and between 200 OCEANGATE, LLC, a Delaware limited liability company (“Seller”), and MOLINA CENTER LLC, a Delaware limited liability company (“Buyer”).

RECITALS

Seller owns and is offering for sale the land and improvements commonly known as 200 & 300 Oceangate, Long Beach, California, and more completely described below. Buyer has offered to buy the property, and the parties are entering into this Agreement to set forth the terms and conditions of the sale to Buyer.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1. Agreement of Sale.

1.1 Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller that certain real property (the “Land”) with street address of 200 & 300 Oceangate, Long Beach, California, and more particularly described in attached Exhibit A, together with Seller’s right, title and interest in the following, which together with the Land, shall be termed the “Property” herein:

(a) the approximately 461,263 square foot office project located at 200 & 300 Oceangate, Long Beach, California and all fixtures and other improvements located upon the Land (collectively, the “Improvements”);

(b) all easements, rights of way, privileges, licenses, appurtenances and other rights and benefits of Seller belonging to or in any way related to the Land, and the Improvements, including water rights, mineral rights, air rights and development rights, if any (together with the Land and Improvements, the “Real Property”);

(c) all fixtures, furnishings, equipment and other tangible personal property owned by Seller that are used for the operation of the Property and that are located on the Property or that are used exclusively for the operation of the Property (the “Personal Property”);

(d) the Leases and Service Contracts (as such terms are hereinafter defined) and all security deposits held by Seller with respect to the Leases;

(e) to the extent assignable, all certificate(s) of occupancy, building or equipment permits, consents, authorizations, variances, waivers, licenses, permits, certificates and approvals from any governmental or quasi-governmental authority necessary for the use of the Land or the Improvements (collectively, the “Approvals”);

(f) all transferable or assignable warranties (the “Warranties”) relating to the ownership, development, use and operation of the Land and Improvements;

(g) to the extent assignable, all of Seller’s interest in all structural, soil, seismic, geologic, engineering and other reports and studies, all operating manuals for all systems, equipment and operating components of the Property, all marketing materials that are distributed or shown to potential tenants in the marketing of the Property for lease, photos and depictions, all architectural drawings, plans and specifications relating to all or any portion of the Real Property, and all intellectual property rights to the Property, including, without limitation, trade names, trademarks, service marks, logos or other source and business identifiers, trademark registrations and applications for registration used at or relating to the Real Property and any written agreement granting to Seller any right to use any trademark or trademark registration at or in connection with the Real Property (the “Intangible Property”).

2. Purchase Price. The purchase price for the Property is Eighty-Three Million Dollars ($83,000,000.00) (“Purchase Price”) and shall be paid in cash by Buyer at the Closing (as defined in Section 10.1 below).

3. Non-Refundable Payment and Deposit

3.1 Non-Refundable Payment. On the Contract Date, as consideration for Seller’s agreement to enter into this Agreement and grant Buyer the right to conduct due diligence and terminate this Agreement on and subject to the terms of Section 7, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deliver directly to Seller, by personal check, cash or wire transfer funds in the amount of One Hundred and No/100ths Dollars ($100) (the “Non-Refundable Payment”). The Non-Refundable Payment shall be fully earned and retained by Seller immediately upon receipt and, notwithstanding any provisions of this Agreement to the contrary, the Non-Refundable Payment shall not be returned to Buyer in any circumstance.

3.2 Deposit; Liquidated Damages.

(a) Initial Deposit. Within one (1) business day after the Contract Date, Buyer shall deposit in an escrow (the “Escrow”) established for the within contemplated transaction with First American Title Insurance Company, National Commercial Services, 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, California, 94596, Attention: Kitty Schlesinger, Order No. NCS-453433-CC (the “Title Company”), the sum of Five Hundred Thousand Dollars ($500,000) (the “Initial Deposit”), with instructions to the Title Company to hold the Initial Deposit in the Escrow in an interest-bearing account, with interest accruing for the benefit of Buyer. In the event the sale of the Property is consummated, the Initial Deposit and all interest earned thereon shall be applied towards the Purchase Price. If Buyer elects to terminate this Agreement pursuant to its terms or fails to notify Seller in writing that the Property is acceptable, as provided in Section 7, prior to the end of the Due Diligence Period (as defined in Section 7), the Initial Deposit and all interest thereon shall be returned to Buyer, and the parties shall be released from all further obligations and liability under this Agreement, except for those obligations that survive the termination of this Agreement.

(b) Additional Deposit. Concurrently with, and subject to, the delivery of the Approval Notice to Buyer as provided in Section 7, Buyer shall deposit in the Escrow the additional sum of Two Million and No/100ths Dollars ($2,000,000) (the “Additional Deposit” and together with the Initial Deposit, the “Deposit”), with instructions to the Title Company to hold such Additional Deposit in the Escrow, in an interest bearing account, with interest accruing for the benefit of Buyer. In the event the sale of the Property to Buyer is consummated, the Deposit and all interest earned thereon shall be applied towards the Purchase Price.

(c) Non-Refundable Deposit. Upon the delivery by Buyer to Seller of the Approval Notice, the Deposit shall be non-refundable to Buyer except in the following events, upon the occurrence of which the Deposit and all interest thereon shall be returned to Buyer: (i) the Closing fails to occur due to a material default by Seller under this Agreement; (ii) the Closing fails to occur as a result of a failure of a condition to Closing in favor of Buyer, but only if such failure occurs other than as a result of a material default by Buyer under this Agreement; or (iii) the terms of this Agreement expressly provide for the return of the Deposit to Buyer. On the Closing Date, the Deposit and all interest earned thereon shall be applied to the Purchase Price.

(d) Liquidated Damages. If this Agreement does not terminate pursuant to Section 7, but Buyer fails to consummate this transaction on the scheduled Closing Date (as defined in Section 10.1) due to default by Buyer and any such default continues for five (5) business days after written notice from Seller to Buyer, which written notice shall detail such default, Seller shall be entitled to the Deposit, and all interest thereon, as liquidated damages. The parties have acknowledged and agreed that Seller’s damages, in the event of a default by Buyer, would be extremely difficult or impracticable to determine. Therefore, by placing their initials below, the parties acknowledge that the Deposit, and all interest thereon, has been agreed upon, after negotiation, as the parties’ reasonable estimate of Seller’s damages. Notwithstanding the foregoing, in no event shall Seller’s ability to recover from Buyer any loss, cost, damage or expense pursuant to any indemnification or other provision of this Agreement that survives the Closing be deemed limited in any respect by this provision or by Seller’s receipt of the Deposit. The parties agree that the Deposit is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369 but shall be treated as liquidated damages pursuant to California Civil Code Sections 1671, 1676 and 1677.

/s/ Jeanne R Myerson, President	/s/ John C. Molina, CFO

Seller	Buyer

This Section 3.2 is not intended to limit Seller’s remedies under Sections 6, 17.7 or 17.8.

4. Documents to be Delivered to Buyer.

4.1 Due Diligence Deliveries. Seller has provided Buyer with, and Buyer acknowledges receipt of, copies of the materials and documents identified in Exhibit B attached hereto.

4.2 Title Report. Seller has also provided to Buyer, and Buyer acknowledges receipt of that certain title commitment for the Property prepared under Order No. NCS-453433-CC, dated September 9, 2011, together with a copy of each document referred to therein (collectively, the “Preliminary Title Report”).

4.3 Property Documents. Buyer shall have the right, at Buyer’s sole cost and expense and with at least one (1) business day prior notice, to review Seller’s real property transaction files (excluding any privileged or confidential information and excluding any valuation and appraisal information), lease files, plans and specification files, and other files relating to the Property and its ownership, operation, management and maintenance during regular business hours, which files are located in the management office at the Property.

4.4 Leases. Seller shall deliver to Buyer copies of the existing leases, license agreements and rental agreements covering any portion of the Property, any guarantees thereof, and all amendments, modifications and supplements thereto as listed on Exhibit C hereto (each a “Lease” and collectively, the “Leases”).

4.5 Tenant Estoppels.

(a) Seller shall deliver to Buyer an estoppel certificate (a “Tenant Estoppel”), in the form of attached Exhibit D or, if the applicable Lease provides for a different form of estoppel in the form specified in the applicable Lease, dated no earlier than thirty (30) days prior to Closing, from as many of the tenants of the Property (the “Tenants”) from whom Seller is able to obtain such Tenant Estoppels through the exercise of Seller’s diligent, good faith efforts. Seller shall, at least ten (10) days prior to the expiration of the Due Diligence Period and prior to delivery to the Tenants for execution, deliver completed forms of Tenant Estoppels to Buyer for Buyer’s review and approval, provided that Seller shall not be obligated to deliver the form of Tenant Estoppel for any of the following Tenants (collectively, the “Government Tenants”): (A) the State of California acting by and through the Director of the Department of General Services; and (B) the United States of America, Department of Veterans Affairs. Buyer may disapprove a Tenant Estoppel only if (i) it is not in the form of Exhibit D or, if the applicable Lease provides for a different form or content of estoppel in the form or content specified in the applicable Lease, the form or content provided by the applicable Lease, or (ii) if the information set forth in the Tenant Estoppel is not consistent with the terms set forth in the applicable Lease. If Buyer has not responded as to such approval within three (3) business days of receipt of a Tenant Estoppel, Buyer shall be deemed to have approved the Tenant Estoppel in question for delivery to Tenant. Seller shall deliver completed Tenant Estoppels to Buyer as they are received by Seller. Notwithstanding the foregoing, Seller shall not be obligated to prepare or seek Tenant Estoppels with respect to the following Leases, as amended and assigned to date: (1) License Agreement, dated November 30, 2000, by and between Pacific Towers Associates and Captivate Network, Inc.; (2) Antenna Site License Agreement, dated as of November 30, 2006, by and between Seller and Direct America Satellite Services; (3) Telecommunications License Agreement, dated July 13, 2005, by and between Seller and Rocket Internetworking, Inc.; (4) Telecommunications Access and License Agreement, dated December 21, 2009, by and between Seller and TCG Los Angeles, Inc.; (5) License Agreement, dated December 21, 2000, by and between XO Communications, Inc., and Pacific Towers Associates; and (6) UPS Drop Box Agreement, dated February 2, 2010, by and between United Parcel Service, Inc., and Seller.

(b) Estoppel Thresholds. Buyer shall have a right to terminate this Agreement upon written notice prior to the Closing Date and receive a refund of the Deposit and all interest thereon as its sole remedy if Seller fails to deliver to Buyer at least three (3) days prior to the Closing Date, Tenant Estoppels from (i) the State of California acting by and through the Director of the Department of General Services, which is the contracting party under five (5) separate Leases – State Lands Commission (two Leases), California Coastal Commission, and Department of Industrial Relations (two Leases), confirming that such Leases are in effect, that the Tenant has no default claims against Seller, that the term of the Lease is consistent with the term reflected in the Lease, and that the base monthly rent payable is consistent with the base monthly rent shown in the Lease, (ii) the United States of America, Department of Veterans Affairs confirming that the Lease is in full force and effect, the date to which the rent and other charges have been paid in advance, if any; and whether any notice of default has been issued, and (iii) each of (1) AECOM Technology Corp., (2) Pacific Maritime Association, (3) Long Beach Publishing Company, Inc., and Medianews Group, Inc., (4) J. Perez Associates, Inc., and (5) Crowell Weedon & Co. (collectively, the “Major Non-Government Tenants in Occupancy”) in the form approved or deemed approved by Buyer pursuant to Section 4.5(a) above. Buyer acknowledges and agrees that if the Major Non-Government Tenants in Occupancy delete or modify one or both of sections 20 and 21 of the form Tenant Estoppel attached as Exhibit D, such deletion(s) or modification(s) shall not constitute a change in the form approved or deemed approved by Buyer. As used in this Agreement, the term “Major Non-Government Tenants” shall mean the Major Non-Governmental Tenants in Occupancy.

4.6 Service Contracts. Seller has delivered to Buyer, and Buyer acknowledges receipt of, copies of the service, maintenance, management and other contracts and agreements related to the operation and management of the Property, excluding the property management agreement which will not be assigned at Closing, all of which are listed on the attached Exhibit E (the “Service Contracts”). If Buyer delivers the Approval Notice, Buyer shall be deemed to have agreed to assume at Closing all of the Service Contracts.

4.7 Survey. Seller shall deliver a copy of Seller’s existing survey to Buyer (the “Survey”). Buyer may, at its sole cost and expense, cause the Survey to be updated and recertified as deemed necessary and appropriate by Buyer.

4.8 Discharge Permit. So long as this Agreement remains in effect, Seller shall endeavor, at its sole cost and expense, to obtain a discharge permit from an applicable regulatory authority (a “Discharge Permit”) with respect to the operation of the water collection and discharge system at the Property (the “Discharge System”). Seller confirms that it has retained and shall continue to retain, at its sole cost and expense, Kennedy/Jenks Consultants to oversee the necessary water quality testing, produce the reports and collect the data required in connection with obtaining a Discharge Permit (the “Water Testing”). Seller shall promptly provide, or cause to be promptly provided, to Buyer (on an ongoing basis for so long as this Agreement remains in effect) copies of all reports, studies and data obtained and/or generated by Seller’s consultants with respect to any Discharge Permit, the Discharge System and/or the Water Testing and any applications or other materials submitted to, and any written correspondence with, any applicable regulatory authority with respect to a Discharge Permit, the Discharge System and/or the Water Testing. If a Discharge Permit is issued prior to Closing, from and after the issuance of such Discharge Permit and continuing until Closing, Seller shall perform all sampling, analysis and data collection as and when required under such Discharge Permit, and disclose the same promptly to Buyer. Buyer shall have the right, from time to time during the Due Diligence Period, to collect samples of water discharged via the Discharge System (“Samples”), and to perform water quality testing and analysis on such Samples, at Buyer’s cost; provided, however: (i) Buyer shall not (without Seller’s prior consent) collect Samples more often than once per calendar week (except that Buyer shall be allowed to collect a high tide sample followed by a low tide sample, or vice-versa, as long as such sampling collection is completed within a 24 hour period); (ii) Buyer’s right to collect Samples shall cease upon Buyer’s receipt of written notice from Seller confirming that a Discharge Permit covering the operation of the Discharge System has been formally issued and is currently effective; (iii) Samples shall be collected using sampling protocols acceptable to Seller (in Seller’s commercially reasonable discretion); (iv) testing and analysis performed on any Samples shall be performed by laboratories (and in accordance with protocols) acceptable to Seller (in Seller’s commercially reasonable discretion); and (v) access to the Property in connection with the collection of Samples shall be subject to the requirements of Section 6.

5. Title.

5.1 Title Commitment. Buyer shall be responsible for obtaining, no later than the end of the Due Diligence Period, a commitment from the Title Company to issue at Closing a policy of title insurance in a form acceptable to Buyer, which is not conditioned on the performance by any party or third party of any actions other than the express obligations of the parties under this Agreement (the “Commitment”). Seller will provide, at Closing, an affidavit to the Title Company in the form attached hereto as Exhibit J. Buyer shall deliver the Commitment to Seller together with a letter from Buyer to Seller stating that the exceptions to title reflected in the Commitment are approved by Buyer. If Buyer does not provide Seller with the Commitment and such letter prior to the expiration of the Due Diligence Period, the title reflected in the Preliminary Title Report (or any updated title report) shall be deemed unacceptable and disapproved, this Agreement shall terminate and the Deposit, together with all interest thereon, shall be returned to Buyer. Seller shall have no duty to cure, and Buyer shall not be entitled to any offset or credit against the Purchase Price due to, any defect in the title to the Property or any condition or aspect of the Property, to which Buyer may object, except as may be agreed by Seller in writing, in its sole and absolute discretion; provided, however, that Seller shall remove, bond over, or obtain a title endorsement for any liens (“Seller Liens”) that affect the Property and that are not liens for taxes or assessments accruing on or after the Closing and that are not created by, or the result of actions of, Buyer, Molina or any of their respective affiliates, agents, employees or contractors. Any cure that Seller has so agreed to perform or is obligated to perform shall become a condition precedent to Closing in favor of Buyer and shall be cured by the Closing Date. For purposes of this Section 5.1, a “cure” of a title exception means the elimination of such exception from title and shall not include the bonding of, or endorsement over unless such bonding is in an amount and on terms required by the Title Company for elimination of such exception from the Title Policy (as defined in Section 5.3) as reasonably determined by Buyer. If such cure is not accomplished by the Closing Date, Buyer, as its sole and exclusive remedy, may either terminate this Agreement, in which case the Deposit shall be returned to Buyer, or waive such objection and complete the Closing subject to such exception, provided that if Seller refuses to remove a Seller Lien at Closing, Buyer shall have the right to instruct the Title Company, as escrow agent, to apply a portion of the Purchase Price sufficient to discharge such Seller Lien at Closing.

5.2 Permitted Exceptions. The following shall constitute the “Permitted Exceptions”: (a) the Title Company’s standard exceptions; (b) all exceptions that are shown on the Commitment; (c) all of the Leases; and (d) all exceptions that arise after the expiration of the Due Diligence Period and prior to the Closing that are not Seller Liens and that are approved by Buyer, in writing, in its sole and absolute discretion, or are caused by Buyer or Molina, their agents, employees, contractors or representatives or result from any new survey of the Real Property or any update of any existing survey.

5.3 Title Policy. Evidence of title shall be the issuance by the Title Company at Closing of a policy of title insurance in the form of the Commitment, subject only to the Permitted Exceptions (“Title Policy”). Seller shall be responsible for the cost of a CLTA standard coverage policy of title insurance in the amount of the Purchase Price; Buyer shall be responsible for the incremental cost of an ALTA extended coverage policy of title insurance, the cost of any endorsements to the Title Policy and for providing any necessary surveys (other than the Survey) to the Title Company.

5.4 No Recording. Neither this Agreement nor any memorandum of this Agreement shall be recorded by, or on behalf of, Buyer in the Official Records of the County of Los Angeles. If Buyer violates the terms of this Section 5.4 by recording or attempting to record this Agreement or a memorandum thereof, such act shall not operate to bind or cloud the title to the Property, shall constitute a material breach and default by Buyer under this Agreement, and shall entitle Seller to terminate this Agreement by written notice to Buyer, which termination notice may be recorded against the Property.

6. Access.

6.1 Provided that Buyer has complied with the insurance requirements in Section 6.3 and gives Seller at least one (1) business day’s prior notice (oral or written), Seller shall allow Buyer and authorized representatives of Buyer reasonable access, at reasonable times, to the Property for the purposes of satisfying Buyer with respect to the Property. In performing its examinations and inspections of the Property, Buyer shall use reasonable efforts to minimize any interference with Seller’s and the Tenants’ use and occupancy of the Property. Seller shall have the right at all times to have a representative of Seller accompany any of Buyer or Buyer’s employees, agents, contractors, consultants, officers, directors, representatives, managers or members (collectively, “Buyer’s Agents”) while such persons are on the Property. Buyer may conduct interviews with the Tenants, provided Buyer has given Seller no less than two (2) business days notice prior to any such interview, and provided further that Seller shall have the right to be present at all such interviews. Buyer’s breach of this Section 6.1 (and all subsections) shall constitute a material breach and default by Buyer of this Agreement. All investigations and inspections shall be performed in compliance with this Section 6 and all local, state and federal laws, rules and regulations, including, without limitation, any and all permits required thereunder, which permits shall be obtained by and at the sole cost of Buyer.

(a) Buyer shall not conduct or allow any physically intrusive or destructive testing of, on or under the Property, without Seller’s prior written consent, which consent may be withheld at Seller’s sole and absolute discretion; provided, however, Buyer may, subject to its damage and repair obligations in this Section 6.1 and 6.2, inspect the Property for asbestos-related materials. Buyer shall provide Seller with two (2) days written notice prior to the commencement of any physically intrusive or destructive testing, accompanied by a detailed work plan describing the nature, scope, location and purpose of the proposed work. Buyer acknowledges and agrees that Seller’s review of Buyer’s work plan is solely for the purpose of protecting Seller’s interests, and shall not be deemed to create any liability of any kind on the part of Seller in connection with such review that, for example, the work plan is adequate or appropriate for any purpose or complies with applicable legal requirements. All work and investigations shall be performed in compliance with all local, state and federal laws, rules and regulations, including, without limitation, any and all permits required thereunder, all of which shall be at the sole cost and expense of Buyer.

(b) During the performance of Buyer’s investigations, Buyer shall promptly remove and properly dispose of all samples, substances and materials extracted from or generated by Buyer at the Property and, upon the completion of its investigations, shall return the Property to its original condition, including the removal of all equipment and materials used or generated during its investigations. Buyer shall name itself as the generator on any waste manifests required to dispose of said materials and shall obtain its own waste generator identification number with respect thereto. If Buyer fails to perform or cause such restoration, and such failure shall continue for two (2) days after Buyer receives written notice from Seller demanding the cure thereof, Seller may perform or cause to be performed such restoration work, and Buyer shall reimburse Seller for all the costs and expenses thereof within two (2) days after receipt of bills therefor from Seller.

6.2 Notwithstanding anything in this Agreement to the contrary, any entry upon, inspection, or investigation of the Property by Buyer or Buyer’s Agents shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely and absolutely responsible for the acts or omissions of any of Buyer’s Agents. Furthermore, Buyer shall protect, indemnify, defend and hold Seller, and its successors, assigns, and affiliates harmless from and against any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action, judgments, costs and legal or other expenses (including, but not limited to, attorneys’ fees and costs) (collectively, “Access Claims”) suffered or incurred by any or all of such indemnified parties to the extent resulting from any act or omission of Buyer or Buyer’s Agents in connection with: (i) Buyer’s inspection or investigations of the Property; (ii) Buyer’s entry upon the

Property; (iii) any activities, studies or investigations conducted at, to, or on the Property by Buyer or Buyer’s Agents; or (iv) the presence by Buyer or Buyer’s Agents at or on the Property. If at any time prior to Closing, Buyer or Buyer’s Agents cause any damage to the Property, Buyer shall, at its sole expense, immediately restore the Property to the same condition as existed immediately prior to the occurrence of such damage as determined by Seller in Seller’s reasonable discretion. Buyer’s obligations under this Section 6.2 shall survive the termination of this Agreement or the Closing, as the case may be, notwithstanding any other provisions herein to the contrary, and shall not be limited by the terms of Section 3. Buyer shall, at all times, keep the Property free and clear of any mechanics’, materialmen’s or design professional’s claims or liens arising out of or relating to its investigations of the Property. The foregoing provisions of this Section 6.2 shall not apply to, and Buyer shall have no liability for, or obligation to protect, indemnify, defend or hold Seller (or any other person or party) harmless from or against any of the following: (i) the discovery by Buyer or any of Buyer’s Agents of any Hazardous Material on, under or affecting the Property, except to the extent that Buyer and Buyer’s Agents exacerbate such condition in any material respect; (ii) the discovery by Buyer or Buyer’s Agents of adverse physical, environmental, economic, neighborhood or other conditions at, on, in, under, around or affecting the Property, except to the extent that Buyer and Buyer’s Agents exacerbate such condition in any material respect; or (iii) events, occurrences or conditions resulting from the acts or omissions of Seller or Seller’s agents or representatives, except to the extent Buyer and Buyer’s Agents exacerbate such events, occurrences or condition in any material respect. Notwithstanding anything in this Section 6.2 to the contrary, Buyer shall have no duty or obligation to identify or repair any condition in, on or affecting the Property that Buyer or Buyer’s Agents discover or of which they are aware that may or could be unsafe or dangerous unless and to the extent such unsafe or dangerous condition was caused by the Buyer or Buyer’s Agents.

6.3 Buyer shall maintain in full force and effect during the term of this Agreement, the public liability insurance covering Buyer and its activities at the Property on the terms and with the coverages described in the ACORD Certificate of Liability Insurance attached hereto as Exhibit K, naming Seller as an additional insured under all such liability insurance.

7. Due Diligence Period. Buyer shall have until 5:00 p.m., California time, on the date that is thirty (30) days after the Contract Date (“Due Diligence Period”) to inspect and investigate the Property, including roof, plumbing, soils, electrical, sprinkler, water, sewer, mechanical, engineering, heating, ventilation and air conditioning and life safety systems, structural integrity of the Improvements, measurement of the square footage of the Land and Improvements, legal status and requirements pertaining to the Property (including applicable building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessment, suitability of the Property for Buyer’s purposes and all other matters of significance to Buyer. Buyer agrees to keep the results of such testing and inspections confidential, except to the extent that disclosure is required by law (in which case Buyer will notify Seller in writing prior to making any such disclosure), which confidentiality obligations shall survive the termination of this Agreement. Buyer shall order and pay for all costs and expenses with respect to such inspections and investigations. If, in Buyer’s sole and absolute discretion, Buyer desires to proceed with its acquisition of the Property, Buyer shall deliver written notice to Seller (the “Approval Notice”), prior to the expiration of the Due

Diligence Period, stating that it approves the Property, in which case the parties shall proceed to complete the Closing (subject to the terms and conditions of this Agreement). If Buyer fails to deliver the Approval Notice prior to the expiration of the Due Diligence Period or if such Approval Notice seeks to modify any of the terms or provisions of this Agreement, Buyer will be deemed to have disapproved the Property and to have exercised its right to terminate this Agreement pursuant to this Section 7, in which case this Agreement shall automatically terminate as of the expiration of the Due Diligence Period and the Initial Deposit, together with all interest earned thereon, shall be returned to Buyer. Further, if Buyer fails to deposit the full Additional Deposit in Escrow prior to the expiration of the Due Diligence Period, regardless of whether Buyer has delivered the Approval Notice, Buyer will be deemed to have disapproved the Property and to have exercised its right to terminate this Agreement pursuant to this Section 7, in which case this Agreement shall automatically terminate as of the expiration of the Due Diligence Period and the Initial Deposit, together with all interest earned thereon, shall be returned to Buyer. Notwithstanding anything in this Agreement to the contrary, Buyer may elect, at any time prior to the expiration of the Due Diligence Period, for any reason or no reason, to terminate this Agreement, upon which termination the Deposit and all interest earned thereon shall be refunded to Buyer and the parties shall have no further obligation to each other excepts for those obligations which expressly survive such termination.

8. Acceptance of Property “As Is”. ACKNOWLEDGING BUYER’S OPPORTUNITY TO INSPECT AND INVESTIGATE THE PROPERTY AS PROVIDED IN THIS AGREEMENT, BUYER AGREES TO TAKE THE PROPERTY “AS IS” WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT ONLY TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER SET FORTH IN THIS AGREEMENT OR THE OTHER AGREEMENTS ENTERED INTO BETWEEN BUYER AND SELLER AS OF THE CLOSING DATE. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO BUYER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES CONCERNING THE PROPERTY SHALL NOT CONSTITUTE REPRESENTATIONS OR WARRANTIES. BUYER SHALL NOT RELY ON SUCH DISCLOSURES BUT, RATHER, BUYER SHALL RELY SOLELY ON ITS OWN INSPECTION OF THE PROPERTY AND THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT. ACCORDINGLY, BUYER’S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 7 (DUE DILIGENCE PERIOD) ABOVE, SHALL CONSTITUTE BUYER’S ACKNOWLEDGMENT AND AGREEMENT TO THE FOLLOWING: (i) BUYER HAS REVIEWED, EVALUATED AND VERIFIED THE DISCLOSURES AND DOCUMENTS AND HAS CONDUCTED ALL INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING FOR TOXIC OR HAZARDOUS MATERIALS, SUBSTANCES OR WASTES (DEFINED AND REGULATED AS SUCH PURSUANT TO SECTIONS 25316 AND 25501 OF THE CALIFORNIA HEALTH & SAFETY CODE, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (“CERCLA”) OR ANY SIMILAR LAWS AND ALL REGULATIONS PROMULGATED THEREUNDER)) AS BUYER CONSIDERS NECESSARY OR APPROPRIATE TO SATISFY ITSELF FULLY WITH RESPECT TO THE CONDITION AND ACCEPTABILITY OF THE PROPERTY (ALL

OF SUCH INSPECTIONS, INVESTIGATIONS AND REPORTS BEING HEREIN COLLECTIVELY CALLED THE “INVESTIGATIONS”); (ii) SELLER HAS PERMITTED BUYER ACCESS TO THE PROPERTY AND HAS DELIVERED TO, OR MADE AVAILABLE TO, BUYER ALL OF THE MATERIALS REFERENCED IN SECTION 4 (INCLUDING THE DOCUMENTS AND MATERIALS IDENTIFIED ON EXHIBIT B) (COLLECTIVELY, THE “DOCUMENTS”); AND (iii) BUYER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY AND THE DOCUMENTS TO ITS SATISFACTION, IS THOROUGHLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND SUBJECT ONLY TO THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT OR THE OTHER AGREEMENTS ENTERED INTO BETWEEN BUYER AND SELLER AS OF THE CLOSING DATE, IS ACQUIRING THE PROPERTY BASED EXCLUSIVELY UPON ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND THE DOCUMENTS.

FURTHER, BUYER’S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 7 (DUE DILIGENCE PERIOD) ABOVE, SHALL CONSTITUTE BUYER’S ACKNOWLEDGMENT AND AGREEMENT TO THE PROVISIONS OF THIS SECTION 8 AND THAT, REGARDLESS OF THE CONTENT OF ANY OF THE DOCUMENTS OR ANY STATEMENTS THAT SELLER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS MAY HAVE MADE TO BUYER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS PRIOR TO OR DURING THE DUE DILIGENCE PERIOD, OTHER THAN THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT AND THE OTHER AGREEMENTS ENTERED INTO BY AND BETWEEN BUYER AND SELLER AS OF THE CLOSING DATE, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (2) THE INCOME TO BE DERIVED FROM THE PROPERTY; (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THAT BUYER MAY CONDUCT THEREON; (4) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (5) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (6) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. BUYER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY CERCLA AND REGULATIONS PROMULGATED THEREUNDER.

EXCEPT WITH RESPECT TO HAZARDOUS MATERIALS THAT WERE DISCHARGED, RELEASED OR DISPOSED BY SELLER OR ITS MEMBERS, MANAGERS, PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES AND REPRESENTATIVES IN VIOLATION OF APPLICABLE ENVIRONMENTAL LAWS AS OF THE DATE OF SUCH DISCHARGE, DISPOSAL OR RELEASE, BUYER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER (COLLECTIVELY OR INDIVIDUALLY) OR ITS RELATED ENTITIES, AND ITS AND THEIR MEMBERS, MANAGERS, PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS (COLLECTIVELY, “SELLER AND ITS AFFILIATES”) BASED ON, (x) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (y) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (z) ANY CONDITIONS WHATSOEVER ON, IN, UNDER, OR IN THE VICINITY OF THE PROPERTY. EXCEPT WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY BREACH OF COVENANTS, REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, BUYER, ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS HEREBY RELEASES, SELLER AND ITS AFFILIATES, FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER, KNOWN OR UNKNOWN, WITH RESPECT TO ANY ASPECT OF THE PROPERTY, INCLUDING THE FOREGOING MATTERS, AND SPECIFICALLY WAIVES WITH RESPECT TO ALL SUCH MATTERS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AND ANY COMPARABLE LAW APPLICABLE IN THE STATE WHERE THE PROPERTY IS LOCATED, REGARDING THE MATTERS COVERED BY A GENERAL RELEASE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER AND SELLER REPRESENT AND ACKNOWLEDGE THAT THIS SECTION 8 WAS EXPLICITLY NEGOTIATED AND BARGAINED FOR AS A MATERIAL PART OF BUYER’S CONSIDERATION BEING PAID. Terms appearing in this Section 8 in all capital letters that have been defined elsewhere in this Agreement shall have the meanings set forth in such definitions.

9. Conditions to Closing.

9.1 Buyer’s Conditions to Closing. Buyer’s obligation to purchase the Property is conditioned upon the satisfaction of each of the following conditions each of which is for the exclusive benefit of Buyer. Buyer may, at any time or times before the Closing, waive one or more of the following conditions, but only in writing and any such waiver will not affect its rights and remedies with respect to the remaining conditions:

(a) Buyer shall have received the requisite Tenant Estoppels as and when required under Section 4.5(b). If Buyer has not received the requisite Tenant Estoppels at least six (6) business days prior to the Closing Date, Buyer shall have the one-time right to extend the Closing Date by an additional two (2) business days by delivering written notice of Buyer’s exercise of such right to Seller no later than the date five (5) business days prior to the Closing Date. If Buyer timely exercises such right, the Closing Date shall be extended by two (2) business days.

(b) The Rent Roll and Delinquency Report (as defined in Sections 11.1(h) and 11.1(i) below) shall have been updated to a date not earlier than three (3) business days prior to the Closing Date, and such updated Rent Roll and Delinquency Report shall not identify any material adverse change (with a change being deemed to be material and adverse only if the change would expose Buyer to damages or a loss of income in excess of Thirty-Five Thousand and No/100ths Dollars ($35,000)) in the aggregate as to all Leases with the Government Tenants and Major Non-Governmental Tenants as compared to the status of such Leases as shown on the Rent Roll and Delinquency Report delivered to Buyer two (2) business days prior to the expiration of the Due Diligence Period pursuant to Sections 11.1(h) and 11.1(i) below;

(c) No Government Tenant or Major Non-Government Tenant shall have notified Seller or Buyer of any material adverse change in its Tenant Estoppel (with a change being deemed to be material and adverse only if the change would expose Buyer to damages or a loss of income in excess of Thirty-Five Thousand and No/100ths Dollars ($35,000) in the aggregate as to all such Tenant Estoppels); no proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against any of the Major Non-Government Tenants that have not been terminated; no general assignment for the benefit of creditors has been made by any of the Major Non-Government Tenants; and no trustee or receiver of any of the Major Non-Government Tenants’ property has been appointed;

(d) Seller’s performance of all its obligations hereunder;

(e) The truth, completeness and accuracy, in all material respects, of each representation and warranty made by Seller as of the Contract Date and the Closing; and

(f) The issuance at Closing of the Title Policy.

9.2 Seller’s Conditions. Seller’s obligation to sell the Property is conditioned upon the satisfaction of each of the following conditions, each of which is for the exclusive benefit of Seller. Seller may, at any time before the Closing, waive one or more of the following conditions, but only in writing and any such waiver will not affect its rights and remedies with respect to the remaining conditions:

(a) The performance by Buyer of all its obligations hereunder; and

(b) The truth, completeness and accuracy, in all material respects, of each representation and warranty made by Buyer as of the Contract Date and the Closing.

9.3 Seller Default. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller’s representations or warranties set forth in Section 11.1 are untrue, inaccurate or incorrect when given, in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) business days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, then Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which (A) the Deposit and all interest earned thereon shall be returned to Buyer, and (B) Seller shall pay to Buyer any title, escrow, legal and inspection fees incurred by Buyer and any other expenses incurred by Buyer in connection with its review of the Property, and the negotiation, documentation and performance of this Agreement (including, without limitation, the fees and expenses of environmental and engineering consultants, legal and accounting fees and expenses, and other out-of-pocket third party charges related to the transactions contemplated by this Agreement and their consummation), subject to a cap of $125,000 (collectively, “Buyer’s Costs”), in which case, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to Closing, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. Notwithstanding the foregoing, if by Seller’s affirmative acts the remedy of specific performance has been rendered unavailable to Buyer, Buyer shall have and may assert against Seller as a result of Seller’s default under this Agreement, any and all rights available at law and in equity, without imposition of the limitations in this Agreement on Buyer’s rights, remedies or damages.

10. Closing.

10.1 Closing Date. The consummation of the purchase and sale of the Property (the “Closing”) shall be held at the offices of the Title Company (or at such other location as the parties may agree) on the later to occur of: (i) the date that is twenty-one (21) days after Buyer’s delivery of the Approval Notice; and (ii) the date that is ten (10) business days following the date upon which both Buyer and Seller have received written notice confirming that a Discharge Permit covering the operation of the Discharge System has been formally issued and is currently effective (the “Closing Date”), which may be extended in accordance with the terms of Sections 9.1(a), this Section 10.1 and Section 11.2, but in any event shall not be later than January 13, 2012 (the “Outside Closing Date”). Buyer acknowledges that Seller is required to defease the existing securitized loan that is currently secured by a deed of trust on the Property (the “Existing Loan”) in order to deliver title to the Property free and clear of the lien of such deed of trust (the “Existing Deed of Trust”). In connection with such defeasance, Buyer agrees to cooperate in good faith with all usual and customary requirements imposed by the master loan servicer, bond trustee and ratings agency for such defeasance transaction so long as Buyer is not required to incur any additional liability or expense in so doing. The parties acknowledge that, in light of the defeasance, the Grant Deed (as defined below) will be recorded, and the Seller’s proceeds will be disbursed, one day after the Closing Date. Seller may extend the Closing Date by up to three (3) business days to accommodate such defeasance. Seller shall be solely responsible for any and all costs, fees and expenses in connection with such defeasance, and any yield maintenance or other premiums or payments required in connection with such defeasance. The defeasance of the Existing Loan shall not be a condition to Seller’s obligation to close the Escrow.

10.2 Seller’s Deposits Into Escrow. Seller shall deposit the following documents and items into escrow at least one (1) business day prior to the Closing Date:

(a) a duly executed and acknowledged grant deed conveying the Property and Improvements to Buyer in the form of the attached Exhibit F, together with a separate transfer tax affidavit (the “Grant Deed”);

(b) a duly executed bill of sale and general assignment, in the form of the attached Exhibit G (the “Assignment”), transferring the Personal Property, Leases, Service Contracts, Approvals, Warranties and Intangible Property to Buyer;

(c) an affidavit in the form of the attached Exhibit H stating that Seller is not a “foreign person” under IRC Section 1445(f)(3);

(d) tenant notice letters for all tenants at the Property informing them of the sale of the Property and assignment of the Leases to Buyer, in the form of attached Exhibit I;

(e) a duly executed affidavit in the form required by the California Franchise Tax Board certifying that no withholding of any amount of the Purchase Price is required in connection with the Closing;

(f) Seller’s share of the closing costs as described in Section 10.5 below or instructions to Title Company to deduct same from the Purchase Price;

(g) an owner’s title affidavit in the form of the attached Exhibit J;

(h) the Rent Roll, updated to a date no earlier than three (3) business days prior to the Closing Date, certified by Seller as true and correct;

(i) A certification that all of the representations and warranties set forth in Section 11.1 remain true, complete and accurate, except to the extent of any exceptions to such representations and warranties identified in such certification; and

(j) such other documents as may reasonably be required to complete the Closing.

10.3 Seller’s Deliveries to Buyer Outside of Escrow. Seller shall deliver to Buyer at the Property (except as otherwise provided below) on or before the Closing Date, all of the following:

(a) originals, to the extent in Seller’s possession or control, or copies of the Leases and the Service Contracts, which copies are certified by Seller as true and correct;

(b) the original Estoppel Certificates, duly executed by the Tenants, which shall be delivered to Buyer’s counsel, James Moore of Boutin Jones Inc.;

(c) all keys and security codes to the Property;

(d) electronic or hard copies of all Documents; and

(e) originals or copies of all Lease files and Property files, including all records, instruments and correspondence related to maintenance and repair, the Tenants, the Leases, construction and alteration of the Improvements (base building and tenant improvements), and operation of the Property, to the extent such files are located at the Real Property.

10.4 Buyer’s Deposits into Escrow. Buyer shall deposit the following into escrow at least one (1) business day prior to the Closing Date:

(a) the balance of the Purchase Price in immediately available funds;

(b) Buyer’s share of the closing costs as described in Section 10.5. below;

(c) two original duly executed counterparts of the Assignment; and

(d) such other documents as may reasonably be required to complete the Closing.

10.5 Adjustment and Proration. All accounts receivable and all accounts payable shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year, with Seller entitled to all accounts receivable and responsible for all accounts payable with respect to the period prior to such date and time, and with Buyer entitled to all accounts receivable and responsible for all accounts payable with respect to the period from and after such date and time. Prior to Closing, Seller shall prepare for review, comment and agreement by Buyer a proration statement for the Property, and each party shall be credited or charged at the Closing, in accordance with the following:

(a) Accounts Receivable. Seller shall account to Buyer for any Rents actually collected by Seller for the month in which the Closing occurs, and Buyer shall be credited for its pro rata share applicable to the period from and after the Closing Date. For purposes of this Agreement, the term “Rents” means and includes Fixed Rents and Additional Rents; “Fixed Rents” means the periodic fixed rent payable by a Tenant under its Lease; and “Additional Rents” means all amounts, other than Fixed Rents, due from any Tenant under any Lease, including without limitation, percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, reimbursement of operating expenses or common area expenses, maintenance escalation rents or charges, cost of living increases or other charges of a similar nature, if any, and any additional charges and expenses payable under any Lease.

(b) Accounts Payable. For purposes of this Agreement, the term “Expenses” means all operating expenses normal to the operation and maintenance of the Property, including without limitation real property taxes and assessments, current installments of any improvement bonds or assessments which are a lien on the Property or which are pending and may become a lien on the Property, water, sewer and utility charges, amounts payable under any Service Contract for any period in which the Closing occurs, permits, licenses and inspection fees. Expenses shall not include expenses which are of a capital nature.

(i) Prepaid Expenses. To the extent Expenses have been paid prior to the Closing Date for any part of the period on or after the Closing Date, Seller shall account to Buyer for such prepaid Expenses, and Seller shall be credited for the amount of such prepaid expenses applicable to the period after the Closing Date.

(ii) Unpaid Expenses. To the extent Expenses relating to the period prior to the Closing Date are unpaid as of the Closing Date but are ascertainable, Buyer shall be credited for Seller’s pro rata share of such Expenses for the period prior to the Closing Date.

(iii) Service Contracts. Payments due under any Service Contracts shall be prorated as of the Closing Date, and Buyer shall be liable for all payments accruing thereunder after the Closing. Seller shall be responsible for all payments under all contracts and agreements not assumed by Buyer

(c) Property Taxes. Seller shall be responsible for all real and personal property ad valorem taxes and special assessments applicable to the period prior to the Closing Date; Buyer shall be responsible for all real and personal property ad valorem taxes and special assessments applicable to the period from and after the Closing Date. With respect to any property tax appeal or reassessment filed by Seller for the current tax year or tax years (or portions thereof) prior to the Closing, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom applicable to the period before the Closing Date, except to the extent such amounts are payable to, or otherwise accrue to the benefit of, the Tenants pursuant to the Leases, which amounts Seller shall promptly refund to such Tenants.

(d) Utility Charges. All utility (including electricity, gas, water, sewer and telephone) charges will be prorated to the Closing Date as Expenses. All refundable utility security deposits, if any, will be retained by Seller.

(e) Government Tenants. Buyer acknowledges that the Government Tenants pay Rents in arrears. Accordingly, Seller shall receive a credit at Closing for the Rents that accrue under the Leases of the Government Tenants in the month that Closing occurs, to the extent any rents accrue under such Leases.

(f) Molina Rents and Reimbursements. If, as of the Closing Date, Seller is due any amounts from Molina under its Lease that are ascertainable, Seller shall receive a credit at Closing for such amounts. Likewise, if any amounts are due and owing from Seller to Molina at Closing, Seller shall pay such amounts to Molina at or before Closing. Any amounts that are due and owing from Seller to Molina after Closing shall be paid by Seller to Molina as and when such amounts come due, after deduction for all amounts then due and owing to Seller by Molina or Buyer.

(g) Post-Closing. If the amount of any proration cannot be determined at the Closing, the adjustments will be made between the parties as soon after Closing as possible, as follows:

(i) Non-delinquent Rents. If after the Closing either Buyer or Seller collects any non-delinquent Rents applicable to the month in which the Closing occurred (or if Seller collects any Rents applicable to any month following the month in which the Closing occurred), such Rents shall be prorated as of the Closing Date and paid to the party entitled thereto not later than five (5) business days following receipt, except to the extent such party received a credit at Closing for such Rents.

(ii) Delinquent Rents for Month in which the Closing Occurred. If after the Closing Date either Buyer or Seller receives from any Tenant Rents that were delinquent as of the Closing Date and that relate to the rental period in which the Closing occurred, then such Rents shall be applied in the following order of priority: First, to reimburse Buyer for all out-of-pocket third-party collection costs actually incurred by Buyer in collecting such Rents; second, to satisfy such Tenant’s Rent obligations relating to the period after the Closing Date; and third, to satisfy such delinquent Rent obligations relating to the period prior to the Closing Date. Buyer agrees to use commercially reasonable efforts to collect any such delinquent rents but Buyer has no obligation to institute any collection action or otherwise incur any material cost in connection therewith. Seller shall have no right to pursue or continue the collection of such delinquent Rents from any Tenant in occupancy as of the Closing Date, but Seller shall have the right to continue to prosecute any collection proceedings that were initiated prior to the Closing against any tenant no longer in occupancy as of the Closing Date. Notwithstanding the foregoing, if Molina owes any Rents for any period prior to Closing for which Seller did not receive a credit at Closing, Buyer shall pay all Rents received from Molina to Seller until such Rents owed to Seller have been paid in full.

(iii) Expenses. With respect to any invoice received by Buyer or Seller after the Closing Date for Expenses that relate to the period in which the Closing occurred, the party receiving such invoice shall give the other party written notice of such invoice, and the other party shall have thirty days to review and approve the accuracy of any such invoice. If the parties agree that the Invoice is accurate and should be paid, the parties shall compute each party’s pro rata share, and deliver a check for that amount in favor of the vendor.

(h) Survival of Obligations. The obligations of Seller and Buyer under this Section 10.5 shall survive the Closing.

10.6 Items Not to be Prorated. There shall be no prorations or adjustments of any kind with respect to:

(a) Insurance Premiums. Insurance Premiums shall not be prorated. Seller will terminate its coverages as of the Closing Date, and Buyer shall be responsible for obtaining its own coverages as of the Closing Date.

(b) Delinquent Fixed Rents for Full Months Prior to the Month in which the Closing Occurred. Delinquent Fixed Rents with respect to Tenants under the Leases applicable to months prior to the calendar month in which the Closing occurred shall remain the property of Seller, and Buyer shall have no claim thereto whether collected by Seller or Buyer, before or after the Closing, and no responsibility of any kind with respect thereto except as specifically set forth herein. Seller shall not take or continue to take collection measures from or after the Closing. Buyer agrees to use commercially reasonable efforts to collect any delinquent Fixed Rents owed Seller, but Buyer has no obligation to institute any collection action or otherwise incur any material costs in connection therewith. Except with respect to the Rents collected from Molina, Fixed Rents collected from Tenants after the Closing Date shall be applied in the following order of priority: First, to reimburse Buyer for all out-of-pocket third-party collection costs actually incurred by Buyer in collecting such Rents; second, to satisfy such Tenant’s Rent obligations relating to the period after the Closing Date; and third, to satisfy such delinquent Rent obligations relating to periods prior to the Closing Date. In the event that Buyer collects any such delinquent Fixed Rents, Buyer shall apply such Fixed Rents as contemplated above and shall promptly pay over to Seller any amounts properly owed to Seller.

(c) Additional Rents Relating to Full or Partial Months Prior to the Closing Date. If Additional Rents relating to full or partial months prior to the Closing Date are not finally adjusted between Seller and any Tenant until after the Closing Date, then any refund to which any Tenant may be entitled shall be the obligation of Seller, and any additional amounts due from the Tenant for such period shall be the property of Seller. Buyer shall have no obligation with respect to any such refund due to any Tenant and no claim to any such amounts due from any Tenant, except that Buyer shall promptly pay to Seller any such delinquent Additional Rent amounts as it actually collects. If Seller receives any refund of expenses paid prior to the Closing and relating to a period prior to the Closing, and such expenses were reimbursed in whole or in part by any Tenant, Seller shall refund to each Tenant its share of any such refund. Buyer agrees to use commercially reasonable efforts to collect any such Additional Rents but Buyer has no obligation to institute any collection action or otherwise incur any material cost in connection therewith.

(d) Security Deposits. Seller shall deliver to Buyer (or credit to Buyer at Closing) all prepaid rents, security deposits, letters of credit and other collateral actually held by Seller or any of its affiliates or successors in interest under any of the Leases, to the extent not applied by Seller prior to the Closing Date to the extent permitted under the Leases. From and after the Contract Date, Seller shall not apply any security deposits without the Buyer’s prior written consent.

(e) Survival. The terms of Section 10.6 shall survive the Closing.

10.7 Closing Costs. The Closing costs for this transaction shall be paid as follows:

(a) Seller shall pay (i) any brokerage fees to the Selling Broker as required under Section 17.8 below; (ii) one-half of all transfer and sales taxes (including documentary transfer taxes); (iii) all costs, expenses and fees related to the defeasance of the Existing Loan; (iv) the cost of the Title Policy, up to but not to exceed an amount equal to the cost of owner’s standard CLTA coverage title insurance in the amount of the Purchase Price; (v) one-half of the escrow fees; and (vi) all other costs and expenses allocated to Seller pursuant to this Agreement.

(b) Buyer shall pay (i) any brokerage fees to the Buying Broker as required under Section 17.8 below; (ii) one half of all transfer and sales taxes (including documentary transfer taxes); (iii) the increased cost of the Title Policy associated with ALTA extended coverage and endorsements requested by Buyer (except for “gap” coverage); (iv) all recording fees (other than in connection with any documents recorded in connection with the defeasance of the Existing Loan); (v) one-half of the escrow fees; and (vi) all other costs and expenses allocated to Buyer pursuant to this Agreement.

(c) All other costs shall be paid in accordance with customary practices in the County of Los Angeles.

10.8 Closing. Pursuant to Section 10.1 above, Title Company shall close the escrow for this transaction when it is in a position to issue the Title Policy and has received from Seller and Buyer the items required of each in Sections 10.2 and 10.4 above. Title Company shall close escrow by doing the following:

(a) Recording the Grant Deed in the Official Records of the County of Los Angeles;

(b) Delivering to Buyer the Title Policy, the original documents and items listed in Section 10.2 above, and a closing statement for the escrow consistent with this Agreement and signed by Buyer and Seller (the “Closing Statement”), and any refund due Buyer; and

(c) Delivering to Seller the amount due Seller as shown on the Closing Statement, the original documents listed in Section 10.4 above, and a signed original of Seller’s Closing Statement.

10.9 Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date, subject to the rights of the Tenants under the Leases.

11. Representations and Warranties.

11.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the Closing, and all of which (i) are material and are being relied upon by Buyer, and (ii) are true, complete and accurate as of the date hereof.

(a) Organization. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified to do business, and in good standing, in the State of California.

(b) Authorization. This Agreement has been duly authorized, executed, and delivered by Seller; the obligations of Seller under this Agreement are legal, valid, and binding obligations of Seller; and this Agreement does not, and at the time of Closing will not, (i) violate or conflict with the organizational documents of Seller or any member of Seller acting on Seller’s behalf, (ii) violate or conflict with any judgment, decree, or order of any court applicable to or affecting Seller, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument, or obligation to which Seller is a party or by which Seller is bound, or (iv) violate or conflict with any law, ordinance, or governmental regulation or permit applicable to Seller. All documents that are executed by Seller and that are delivered to Buyer at the Closing will be, at the time of Closing, duly authorized, executed, and delivered by Seller; the obligations of Seller under such documents will be, at the time of Closing, legal, valid, and binding obligations of Seller; and such documents will not, at the time of Closing, (i) violate or conflict with the organizational documents of Seller or any member of Seller acting on Seller’s behalf, (ii) violate or conflict with any judgment, decree, or order of any court applicable to or affecting Seller, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument, or obligation to which Seller is a party or by which Seller is bound, or (iv) violate or conflict with any law, ordinance, or governmental regulation or permit applicable to Seller.

(c) Bankruptcy. No proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against Seller which have not been terminated; no general assignment for the benefit of creditors has been made by Seller; and no trustee or receiver of Seller’s property has been appointed.

(d) Not a Foreign Person. Seller is not a foreign person within the meaning of section 1445(f)(3) of the Internal Revenue Code of 1986. Seller has read and understands the provisions of sections 18662 and 18668 of the California Revenue and Tax Code (the “Act”) and has a “permanent place of business” within California within the meaning of the Act and the regulations and guidelines of the California Franchise Tax Board promulgated from time to time pursuant thereto.

(e) Litigation. Except as disclosed in writing to Buyer, no litigation or proceeding is pending or, to Seller’s knowledge, threatened that affects the Property or Seller’s ability to consummate the transactions contemplated by this Agreement.

(f) Violations. Except as disclosed in writing to Buyer, Seller has not received any written notice of any violation by the Property of any applicable rule, regulation, ordinance or government directive from any administrative or governmental authority that has not been cured.

(g) Leases; Landlord Defaults. There are no leases, rental agreements, license agreements or occupancy rights affecting the Property other than those listed on Exhibit C and any matters of record. Seller has not received any written notice of a default by Seller from any Tenant under any of the Leases that has not been cured, other than as set forth in the Tenant Estoppels.

(h) Rent Roll. Exhibit C contains a complete and correct list of all existing Leases, setting forth with respect to each Lease, the following minimum information (the “Rent Roll”): the name of the Tenant, the number of the room or suite occupied by the Tenant, the square footage of the space, the commencement and expiration dates, the amount of the monthly base rent payment, the current monthly additional rent payment for the Tenant share of Real Property expenses and taxes, the amount of any security deposit or prepaid rent, and the amount and due date of any payments due Tenants in the future as reimbursement for costs of tenant improvements. Seller shall deliver an updated Rent Roll to Buyer two (2) business days prior to the expiration of the Due Diligence Period, which shall be accurate as of the date set forth on the updated Rent Roll (which date shall not be more than three (3) business days prior to the date the updated Rent Roll is delivered to Buyer). Seller shall deliver a further updated Rent Roll to Buyer two (2) business days prior to the Closing Date, which shall be accurate as of the date set forth on the updated Rent Roll (which date shall not be more than three (3) business days prior to the Closing Date).

(i) Delinquency Report. With the exception of delinquencies in the payment of rents which are set forth on the Rent Roll, Seller has not delivered written notice to any Tenant of any default in the payment of rent under its Lease that has not been cured. Exhibit C contains a true and correct report (the “Delinquency Report”) showing the name of each Tenant as to which a delinquency currently exists as to the payment of Rents and specifying the amount of each such delinquency, and the period of time during which each such delinquency has been outstanding. Seller shall deliver an updated Delinquency Report to Buyer two (2) business days prior to the expiration of the Due Diligence Period, which shall be accurate as of the date set forth on the updated Delinquency Report (which date shall not be more than three (3) business days prior to the date the updated Delinquency Report is delivered to Buyer). Seller shall deliver a further updated Delinquency Report to Buyer two (2) business days prior to the Closing Date, which shall be accurate as of the date set forth on the updated Delinquency Report (which date shall not be more than three (3) business days prior to the Closing Date).

(j) Leases. The Documents contain a true, correct and complete copy of each Lease. Each such Lease constitutes the entire agreement between Seller and each other party thereto. As of the Closing Date, no rents due under, or any other interest in, any of the Leases will be assigned to any party other than Buyer, or otherwise pledged or encumbered in any way.

(k) Tenant Improvements; Lease Costs. Except as set forth in Exhibit C, all of the improvements to be constructed by Seller under each of the Leases, have been fully completed and paid for. Except as set forth in Exhibit C, Seller has paid, in full, any leasing commissions, except for future contingent obligations set forth in the Rent Roll.

(l) Service Contracts. Exhibit E contains a true and complete list of all Service Contracts. The Documents include true and complete copies of all Service Contracts. To Seller’s knowledge, there have been no material defaults by any Party to a Service Contract which have not been cured. To Seller’s knowledge, Seller is not in breach or default under any Service Contract which has not been cured. The Service Contracts constitute the entire agreement between Seller and the other parties to the Service Contracts.

(m) Insurance. Exhibit L correctly identifies the policies of casualty and liability insurance currently in effect with respect to the Property. All premiums for such insurance have been paid in full. Seller has not received any notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) canceling or threatening to cancel any of said policies or denying or disputing coverage thereunder.

(n) Commission Agreements. Except as expressly set forth in the Leases or on Exhibit C, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property, other than such commissions as may be due on future lease renewals, expansions or extensions.

(o) Environmental Releases. To Seller’s knowledge, no Hazardous Materials have been discharged, released or disposed of by Seller or its members, managers, partners, directors, officers, shareholders, trustees, beneficiaries, agents, employees and representatives in violation of applicable Environmental Laws as of the date of such discharge, disposal or release As used herein, the term “Hazardous Materials” means without regard to amount and/or concentration any hazardous or toxic substance, material or waste wherever located expressly including but not limited to petroleum and petroleum derived compounds, which is included within the definition of any hazardous or toxic material, substance or waste in any federal, state or local statutes, laws, ordinances or regulations applicable to the Property, as well as any soils, ground or surface waters, wetlands or other environmental media which may be contaminated by such Hazardous Material, including the following: (a) those substances defined as a hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, pollutant or contaminant under any Environmental Law, as defined below; (b) those substances listed in the United States Department of Transportation Table [49 CFR § 172.101], or by the Environmental Protection Agency, or any successor agency, as hazardous substances [40 CFR Part 302]; (c) other substances, materials, and wastes that are regulated or classified as hazardous or toxic under federal, state or local laws or regulations applicable to the Property; and (d) any material, waste, or substance that is a petroleum or refined petroleum product or byproduct, asbestos, or any rock, including serpentine rock, which contains or might contain asbestos, chlorinated solvents, biologic waste, polychlorinated biphenyl, designated as a hazardous substance pursuant to 33 USCS §1321 or listed pursuant to 33 USCS §1317, a flammable explosive, or a radioactive material. As used herein, the term “Environmental Law” means all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any government authority applicable to the Property and regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material, or pertaining to environmental conditions on or under the Property described in this Agreement, as now in effect, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) [42 USCS §§9601 et seq.]; the Resource Conservation and Recovery Act of 1976 (RCRA) [42 USCS §§6901 et seq.]; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA) [33 USCS §§1251 et seq.]; the Toxic Substances Control Act (TSCA) [15 USCS §§2601 et seq.]; the Hazardous Materials Transportation Act (HMTA) [49 USCS §§1801 et seq.]; the Insecticide, Fungicide, Rodenticide Act (7 USCS §§136 et seq.]; the Superfund Amendments and Reauthorization Act [42 USCS §§6901 et seq.]; the Clean Air Act [42 USCS §§7401 et seq.]; the Safe Drinking Water Act [42 USCS §§300f et seq.]; the Solid Waste Disposal Act [42 USCS §§6901 et seq.]; the Surface Mining Control and Reclamation Act [30 USCS §§1201 et seq.]; the Emergency Planning and Community Right to Know Act [42 USCS §§11001 et seq.]; the Occupational Safety and Health Act [29 USCS §§655 and 657]; the California Underground Storage of Hazardous Materials Act [Health and Safety Code §§25280 et seq.]; the California Hazardous Materials Account Act [Health and Safety Code §§25100 et seq.]; the California Safe Drinking Water and Toxic Enforcement Act [Health and Safety Code §§24249.5 et seq.]; the Porter-Cologne Water Quality Act [Water Code §§13000 et seq.], together with any amendments of or regulations promulgated under the statutes cited above, and any other federal, state or local law, statute, ordinance or regulation applicable to the Property now in effect that pertains to the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use.

For purposes of the representations and warranties given by Seller in this Agreement, the phrase “to Seller’s knowledge” or other terms regarding the knowledge of Seller, shall mean the actual, current knowledge of Kennard P. Perry and Cory Kristoff, excluding constructive or imputed knowledge or duty of inquiry, existing as of the Contract Date and the Closing. In no event shall there be any personal liability on the part of any of the foregoing individuals on account of any breach of any representation or warranty of Seller herein.

11.2 Material Changes; Survival. Two (2) business days prior to the expiration of the Due Diligence Period, Seller shall deliver to Buyer a certification that all of the representations and warranties set forth in Section 11.1 remain true, complete and accurate, except to the extent of any exceptions to such representations and warranties identified in such certification. Further, if, prior to the Closing, Seller becomes aware of any fact or circumstance that would materially change a representation or warranty of Seller in this Agreement, then Seller shall promptly, and in all events at least five (5) business days prior to the Closing Date (which date shall be extended if necessary to give Buyer five business days to review such material change), give written notice of such changed fact or circumstance to Buyer. If, prior to Closing, upon Seller’s notice or otherwise, Buyer becomes aware of the material untruth or inaccuracy of, or facts or circumstances that would change materially, any representation or warranty of Seller in this Agreement that was true when made by Seller, then Buyer shall have the option of: (i) waiving such breach of representation or warranty or material adverse change and completing its purchase of the Property pursuant to this Agreement; (ii) reaching agreement with Seller to adjust the terms of this Agreement to compensate Buyer for such change; or (iii) terminating this Agreement and receiving the return of the Deposit as Buyer’s sole remedy prior to Closing. All of Seller’s representations and warranties shall survive the Closing; provided, however, that Seller’s representations and warranties set forth in Sections 11.1(d) through 11.1(i) shall survive the Closing only with respect to written claims alleging a specific breach of one or more of those representations and warranties received by Seller prior to the first anniversary of the Closing Date. Buyer shall not be entitled to any right or remedy for any inaccuracy in or breach of any representation, warranty or covenant under this Agreement or any conveyance document unless the amount of damages, in the aggregate, proximately caused by all such breaches or inaccuracies exceeds Fifty Thousand and No/100ths Dollars ($50,000). If Buyer’s aggregate damages exceed Fifty Thousand and No/100ths Dollars ($50,000), Buyer shall be entitled to recover the entire first Fifty Thousand and No/100ths Dollars ($50,000) of damages suffered by Buyer. Notwithstanding anything to the contrary in this Agreement the aggregate liability of Seller under this Agreement to Buyer for any and all actions or claims by Buyer with respect to these representations and warranties that survive the Closing shall be limited to One Million Five Hundred Thousand Dollars ($1,500,000).

11.3 Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Seller, which representations and warranties shall survive the Closing and all of which (i) are material and are being relied upon by Seller, (ii) are true, complete and accurate in all respects as of the date hereof and shall be true, complete and accurate as of the Closing Date, and (iii) shall survive the Closing:

(a) Organization. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business, and is in good standing, in the State of California.

(b) Authorization. This Agreement has been duly authorized, executed, and delivered by Buyer; the obligations of Buyer under this Agreement are legal, valid, and binding obligations of Buyer; and this Agreement does not, and at the time of Closing will not, (i) violate or conflict with the organizational documents of Buyer or any member of Buyer acting on Buyer’s behalf, (ii) violate or conflict with any judgment, decree, or order of any court applicable to or affecting Buyer, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument, or obligation to which Buyer is a party or by which Buyer is bound, or (iv) violate or conflict with any law, ordinance, or governmental regulation or permit applicable to Buyer. All documents that are delivered to Seller at the Closing will be, at the time of Closing, duly authorized, executed, and delivered by Buyer; the obligations of Buyer under such documents will be, at the time of Closing, legal, valid, and binding obligations of Buyer; and such documents will not, at the time of Closing, (i) violate or conflict with the organizational documents of Buyer or any member of Buyer acting on Buyer’s behalf, (ii) violate or conflict with any judgment, decree, or order of any court applicable to or affecting Buyer, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument, or obligation to which Buyer is a party or by which Buyer is bound, or (iv) violate or conflict with any law, ordinance, or governmental regulation or permit applicable to Buyer.

(c) Bankruptcy. No proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against Buyer which have not been terminated; no general assignment for the benefit of creditors has been made by Buyer; and no trustee or receiver of Buyer’s property has been appointed.

12. Risk of Loss; Insurance Proceeds; Condemnation.

12.1 Damage or Destruction. In the event of damage or destruction of the Improvements that occurs prior to the Closing Date that (i) would require the expenditure of an amount less than one percent (1%) of the Purchase Price to repair, and (ii) does not permit any Government Tenant or Major Non-Government Tenant to terminate its Lease (each of the foregoing events, a “Material Damage Event”), Buyer and Seller shall consummate this Agreement, and Seller shall (a) assign to Buyer at Closing all rights to insurance proceeds on account of such damage or destruction, including any insurance proceeds previously received by Seller with respect to such damage or destruction, and (b) pay to Buyer the amount of the deductible or retention applicable to such damage or destruction under the insurance policy. In the event such damage or destruction results in or causes a Material Damage Event, Buyer or Seller may elect to terminate this Agreement by written notice to the other within ten (10) days after the Material Damage Event. If neither party elects to terminate this Agreement, Seller shall assign the insurance proceeds and pay the applicable deductible or retention to Buyer at Closing and Seller shall have no further responsibility to Buyer for such damage or destruction. If either party elects to terminate this Agreement, the Deposit and all interest thereon shall be refunded to Buyer and the parties shall no further obligation to each other except for those obligations which expressly survive the termination of this Agreement.

12.2 Eminent Domain. If, prior to the Closing, a taking by eminent domain of all or any portion of the Land or Improvements is pending, and such taking would (i) materially and adversely interfere with the use of the Property for its current permitted uses, (ii) materially and adversely affect ingress, egress or parking for the Property or any Tenant’s access to its space, (iii) would permit the termination of any Lease by any Government Tenant or Major Non-Government Tenant, or (iv) has a value exceeding one percent (1%) of the Purchase Price (each a “Material Taking”), Buyer or Seller shall have the right, by delivering written notice to the other within ten (10) days after Seller delivers written notice to Buyer of such pending taking, to terminate this Agreement, in which event the Deposit and all interest thereon shall be returned to Buyer. If neither party elects to terminate this Agreement or if the taking would not result in or cause a Material Taking, then this Agreement shall remain in effect, and Seller shall assign to Buyer at Closing its rights to the compensation and damages due Seller on account of such taking (and will not settle any proceedings relating to such taking without Buyer’s prior written consent) and Seller shall have no further responsibility to Buyer for such taking. Seller shall promptly (and in any event prior to the Closing) notify Buyer of any condemnation affecting the Property.

The provisions of this Section 12 shall supersede the provisions of any applicable laws with respect to the subject matter of this Section 12.

13. Assignment. Buyer may not, at any time, assign this Agreement or Buyer’s rights or obligations under this Agreement, either directly or indirectly, without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns. In connection with any approved assignment, the assignee shall assume the assignor’s obligations hereunder, but assignor shall nevertheless remain liable therefor.

14. Seller’s Covenants During Contract Period. Between Seller’s execution of this Agreement and the Closing, or earlier termination of this Agreement as permitted hereunder, Seller shall (i) maintain the Property in good order, condition and repair, reasonable wear and tear excepted; (ii) not make any material physical changes to the Improvements; (iii) continue to manage the Property in the manner in which it is being managed; (iv) not enter into any contracts or agreements affecting the Property unless such contracts can be completed or terminated prior to the Closing or Buyer, in its sole discretion, agrees to assume such contract or agreement as of the Closing Date, in which case such contracts shall be included within the term “Service Contracts”; (v) not enter into any lease, amendment of lease or other agreement pertaining to the Property, or permit any tenant of the Property to enter into any sublease or assignment of lease, except as provided in Section 14.1; (vi) after the end of the Due Diligence Period, not offer the Property for sale publicly or otherwise solicit, make, pursue, negotiate or accept offers for the sale of the Property to or from any party; (viii) maintain the insurance described on Exhibit L in full force and effect, except as otherwise approved by Buyer; and (ix) not dispose of or encumber the Property or any part thereof, except for dispositions of personal property in the ordinary course of business. From and after the Contract Date, Seller shall provide Buyer with regular written updates as to the status of any leasing activity at the Property.

14.1 New Leases and Lease Amendments; Lease Expenses.

(a) If Seller desires to enter into any new lease affecting the Property (each a “New Lease”) or any termination, amendment, modification, expansion or renewal of any existing Lease (each, a “Lease Amendment”), after the Contract Date but prior to Closing, Seller shall provide Buyer with a copy of the proposed New Lease or Lease Amendment and a copy of the landlord’s anticipated improvement costs, tenant improvement allowances, brokerage commissions and out-of-pocket costs and expenses in connection with the New Lease or Lease Amendment for Buyer’s review and approval, which approval shall not be unreasonably withheld; provided, however, Buyer shall not have the right to disapprove any New Lease or Lease Amendment prior to the expiration of the Due Diligence Period. Buyer shall advise Seller, in writing, whether Buyer approves or reasonably disapproves such proposed New Lease or Lease Amendment within three (3) business days after Buyer’s receipt of the proposed New Lease or Lease Amendment; provided, however, if Buyer fails to notify Seller within such three (3) business day period, Buyer shall be deemed to have approved the proposed transaction. If after the expiration of the Due Diligence Period, Buyer reasonably disapproves of the proposed New Lease or Lease Amendment, Seller shall not enter into such New Lease or Lease Amendment. If Buyer unreasonably disapproves of the proposed New Lease or Lease Amendment, Seller shall have the full right, power and authority to execute such New Lease or Lease Amendment so long as Seller delivers to Buyer at least three (3) business days’ prior written notice of such execution; provided, however, that after receipt of such notice, Buyer shall have the right to terminate this Agreement, upon written notice delivered to Seller within three

(3) business days after receipt of Seller’s notice of execution of such New Lease or Lease Amendment. If Buyer timely exercises such termination right, this Agreement shall terminate and the Deposit and all interest thereon shall be returned to Buyer. In all other events, this Agreement shall remain in full force and effect. Notwithstanding the foregoing, Seller acknowledges that it shall not enter into any extension or expansion of the AECOM Technology Corp. Lease during the term of this Agreement without Buyer’s approval, which may be withheld at Buyer’s sole discretion.

(b) New Lease Expenses. If the Closing occurs, Buyer shall assume and be responsible for (and to the extent previously paid by Seller, reimburse Seller on the Closing Date for) a pro rata portion of any and all improvement costs, tenant improvement allowances, brokerage commissions and out-of-pocket costs and expenses actually paid or incurred by Seller (collectively the “New Lease Expenses”) arising out of or in connection with those New Leases and Lease Amendments entered into by Seller after the Contract Date pursuant to the foregoing provisions of this Section 14.1; such pro rata portion shall equal the product of (i) the New Lease Expenses multiplied by (ii) a fraction, the numerator of which is the number of months of the lease term of the New Lease (or the number of months of the term of any exercised extension period provided by any Lease Amendment, as applicable) remaining as of the Closing Date, and the denominator of which is the total number of months of such lease term (or exercised extension period, as applicable). Seller shall be responsible for the remaining pro rata portion of the New Lease Expenses. All New Leases and Lease Amendments entered into by Seller pursuant to this Section 14.1 shall be part of the Leases, shall be deemed included on Exhibit C and shall be assumed by Buyer upon Closing.

(c) Existing Lease Expenses. Seller shall be responsible for the cost of tenant improvement work, scheduled rent-free periods and leasing commissions required to be paid under or with respect to all Leases (and amendments thereto) entered into prior to the Contract Date and the cost of tenant improvement work, leasing commissions required to be paid under or with respect to Leases with Government Tenants and the scheduled rent-free periods set forth in the Leases with Government Tenants (collectively, “Existing Lease Expenses”), and if Seller fails to deliver Buyer evidence reasonably acceptable to Buyer confirming that such Existing Lease Expenses have been paid prior to the expiration of the Due Diligence Period, Seller shall give Buyer a credit therefore at Closing which shall be calculated as follows: Buyer and Seller shall attempt to agree on the amount of the credit for such Existing Lease Expenses during the Due Diligence Period, which amount shall equal 100% of the anticipated post-Closing Existing Lease Expenses (“Closing Leasing Credit”). If Seller and Buyer can agree on the Closing Leasing Credit on or before the expiration of the Due Diligence Period, such amount shall be credited against the Purchase Price due from Buyer at Closing. If Seller and Buyer cannot agree on the Closing Leasing Credit at least five (5) business days prior to the expiration of the Due Diligence Period, then at least three (3) business days prior to the expiration of the Due Diligence Period, Seller shall give Buyer written notice of the amount of the Closing Leasing Credit that Seller is willing to offer. If Buyer timely delivers the Approval Notice, Buyer shall be deemed to have accepted Seller’s proposed Closing Leasing Credit and Buyer will proceed with the acquisition of the Property under the terms of this Agreement. Except as otherwise agreed to by Seller and Buyer, the Closing Leasing Credit shall constitute Seller’s sole and only obligations with respect to the Existing Lease Expenses, and as of the Closing Date Buyer shall assume all such obligations (as to leasing commissions only, up to the amount set forth for leasing commissions in the Closing Lease Credit) and indemnify and hold Seller harmless with respect thereto (as to leasing commissions only, up to the amount set forth for leasing commissions in the Closing Lease Credit).

15. ARBITRATION OF DISPUTES. IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES ARISING UNDER OR RELATED TO THIS AGREEMENT, SUCH DISPUTE, SHALL BE RESOLVED BY BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. SUCH ARBITRATION MAY BE INITIATED BY EITHER PARTY BY DELIVERING WRITTEN NOTICE OF INTENT TO ARBITRATE TO THE OTHER PARTY AND TO THE SAN FRANCISCO OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), WHICH NOTICE SHALL DESCRIBE THE DISPUTE AND THE PARTY’S PROPOSAL FOR RESOLVING THE DISPUTE IN DETAIL. WITHIN THIRTY (30) DAYS AFTER DELIVERY OF SUCH NOTICE EACH PARTY SHALL PROVIDE ALL RELEVANT DOCUMENTS AND MATERIALS THAT PERTAIN TO THE DISPUTE. THE PARTIES SHALL FIRST ENDEAVOR TO AGREE ON THE ARBITRATOR, BUT IF THEY ARE UNABLE TO DO SO WITHIN TEN (10) DAYS AFTER THE ARBITRATION HAS BEEN INITIATED, THE ARBITRATOR SHALL BE SELECTED, WITHIN THIRTY (30) DAYS AFTER THE ARBITRATION WAS INITIATED, USING THE AAA PROCEDURES. THE ARBITRATOR SHALL BE A RETIRED SUPERIOR COURT JUDGE OR A LICENSED, PRACTICING ATTORNEY WHO IS SUBSTANTIALLY FAMILIAR WITH THE REAL ESTATE LAW, CUSTOM, PRACTICE, OR PROCEDURE, IN THE AREA IN WHICH THE PROPERTY IS LOCATED, PERTINENT TO THE DISPUTE BEING ARBITRATED, IN EITHER CASE WITH NOT LESS THAN TWENTY (20) YEARS CONTINUOUS EXPERIENCE AS A JUDGE AND/OR REAL ESTATE PRACTITIONER. IN ESTABLISHING WHETHER AN ARBITRATOR IS ABLE TO SERVE, THE PARTIES SHALL ADVISE HIM OR HER OF THE NAMES OF ALL PARTIES AND THEIR AFFILIATES AND PRINCIPAL OFFICERS AND OWNERS, AND CONFIRM THAT THERE IS NO CONFLICT OF INTEREST, WHICH FOR PURPOSES HEREOF SHALL MEAN NO BUSINESS OR PERSONAL CONNECTIONS WITH THE ARBITRATOR, OR HIS OR HER FIRM, WITH ANY OF SUCH PARTIES EITHER CURRENTLY OR AT ANY TIME DURING THE IMMEDIATELY PRECEDING THREE (3) YEARS. THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE AAA’S COMMERCIAL ARBITRATION RULES, AS MODIFIED BY THIS SECTION 15, OR BY SUCH OTHER ORGANIZATION AND RULES AS THE PARTIES MAY MUTUALLY AGREE UPON. IF AAA IS NOT AVAILABLE AND THE PARTIES CANNOT AGREE ON AN ALTERNATE CHOICE, THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ. SHALL APPLY. ALL ARBITRATION PROCEEDINGS SHALL BE CONFIDENTIAL, AND NEITHER PARTY NOR THE ARBITRATOR MAY DISCLOSE THE CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE WRITTEN CONSENT OF BOTH PARTIES. THE ARBITRATOR SHALL FOLLOW THE LAW (INCLUDING APPLICABLE STATUTES OF LIMITATIONS) AND ALL RULES OF EVIDENCE UNLESS THE PARTIES STIPULATE TO THE CONTRARY. ANY PROVISIONAL REMEDY (INCLUDING PRELIMINARY OR PERMANENT INJUNCTIONS AND WRITS OF ATTACHMENT AND POSSESSION) WHICH WOULD BE AVAILABLE FROM A COURT OF LAW OR EQUITY SHALL BE AVAILABLE FROM

THE ARBITRATOR PENDING COMPLETION OF THE ARBITRATION. THE BENEFITED PARTY OF SUCH PROVISIONAL REMEDY SHALL BE ENTITLED TO ENFORCE SUCH REMEDY IN COURT IMMEDIATELY, EVEN THOUGH A FINAL ARBITRATION AWARD HAS NOT YET BEEN RENDERED. WITHIN THIRTY (30) DAYS AFTER HIS OR HER APPOINTMENT, THE ARBITRATOR SHALL HEAR AND DECIDE THE DISPUTE SUBMITTED TO ARBITRATION HEREUNDER AND SHALL PROMPTLY PREPARE A WRITTEN DECISION ON THE MERITS OF THE MATTERS IN DISPUTE, WHICH DECISION SHALL STATE THE FACTS AND LAW RELIED UPON AND THE REASONS FOR THE ARBITRATOR’S DECISION. THE ARBITRATOR MAY, AT HIS OR HER DISCRETION, ELECT WHETHER TO MEET WITH THE PARTIES AND WHETHER TO CONDUCT A HEARING ATTENDED BY ALL PARTIES; PROVIDED, HOWEVER, THAT FOR DISPUTES INVOLVING $50,000.00 OR MORE, THE ARBITRATOR SHALL CONDUCT A HEARING. DISCOVERY SHALL BE ALLOWED IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE 1283.05. THE ARBITRATOR SHALL HAVE COMPLETE DISCRETION TO RESOLVE DISCOVERY DISPUTES, TO ORDER THE PRODUCTION OF DOCUMENTS AND PRESENTATION OF WITNESSES AND TO LIMIT SUCH DISCOVERY, INCLUDING THE NUMBER AND SCOPE OF DEPOSITIONS THAT MAY BE TAKEN BY THE PARTIES. PRIOR TO ISSUING HIS OR HER FINAL WRITTEN DECISION, THE ARBITRATOR SHALL INFORM THE PARTIES, IN WRITING, OF THE ARBITRATOR’S EXPECTED DECISION ON THE MATTER AND THE REASONS THEREFORE AND GIVE THE PARTIES FIVE (5) BUSINESS DAYS TO SUBMIT ADDITIONAL ARGUMENTS OR INFORMATION, IN WRITING, TO THE ARBITRATOR AND THE OTHER PARTIES. THE AWARD OR DECISION OF THE ARBITRATOR, WHICH MAY INCLUDE AN ORDER OF SPECIFIC PERFORMANCE, SHALL BE FINAL AND BINDING ON ALL PARTIES AND ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT THE AWARD MAY BE VACATED OR CORRECTED FOR ANY OF THE REASONS PERMITTED UNDER AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1286.2 OR 1286.6. THE ARBITRATOR SHALL HAVE NO AUTHORITY TO MODIFY ANY OF THE TERMS OF THIS AGREEMENT. THE FEES AND EXPENSES OF THE ARBITRATOR AND THE COSTS AND ATTORNEYS’ FEES OF THE PREVAILING PARTY SHALL BE PAID BY THE PARTY WHO IS NOT THE PREVAILING PARTY, AS DEFINED IN SECTION 17.7 (ATTORNEYS’ FEES) AND DETERMINED BY THE ARBITRATOR IN ITS DECISION.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ‘ARBITRATION OF DISPUTES’ PROVISION TO NEUTRAL ARBITRATION

/s/ Jeanne R Myerson, President	/s/ John C. Molina, CFO

Seller	Buyer

16. Indemnification. Each party hereby agrees to indemnify, defend, protect and hold harmless the other party from and against any and all claims, demands, liabilities, costs and damages, including without limitation, reasonable attorneys’ fees (collectively, “Claims”) suffered by the other party and resulting from or arising out of all third-party tort claims and similar claims of the type that would typically be insured under a Commercial General Liability Insurance Policy which are based on actions, facts or circumstances existing or occurring during the indemnifying party’s ownership of the Property, excluding any Claims related to hazardous substances. In addition to the foregoing, Seller agrees to indemnify, defend, protect and hold harmless Buyer from and against any and all enforcement actions and all fines imposed and/or pursued by: (i) the State Water Resources Control Board, California Regional Water Quality Control Board, the United States Environmental Protection Agency, the County of Los Angeles, the City of Long Beach and/or any other governmental or quasi governmental agency or instrumentality; and/or (ii) any third party, resulting from or arising out of alleged or actual violations of federal, state or local laws, statutes, ordinances or regulations applicable to the collection and/or discharge of water from or through the Discharge System that occurred prior to the Closing. Notwithstanding the foregoing, in no event shall this Section 16 require Seller to be responsible for the costs of installing, operating and/or maintaining a water treatment system at the Property, regardless of whether such a system is determined to be necessary by the applicable regulatory authorities as a result of any pre-Closing violation by Seller. The provisions of this Section 16 shall survive the Closing and conveyance of the Property to Buyer for a period of three (3) years from the date of Closing.

17. Miscellaneous.

17.1 Notice. All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by facsimile, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient and that for all facsimiles, good and complete transmission is confirmed by the sending facsimile machine and a copy of the notice is concurrently mailed pursuant to clause (iii) below; or (ii) upon the actual delivery as evidenced by executed receipt of the recipient if delivered by a nationally recognized delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; or (iii) or the date shown on the return receipt if delivered by the United States Postal Service, certified mail, return receipt requested, postage prepaid and with the return receipt returned to the sender marked as delivered, undeliverable or rejected. In the case of any notices sent pursuant to clauses (ii) or (iii) above, the sender shall also send a copy of such notice by email, which email shall be sent no later than 6:00 p.m. (Pacific Time) on the date such notice is deposited with the delivery service or United States Postal Service. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the first date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section 17.1:

Seller:	200 Oceangate, LLC
c/o The Swig Company, LLC
220 Montgomery Street, 20th Floor
San Francisco, CA 94104
	Attn:	Kennard P. Perry
	Telephone:	(415) 291-1140
	Facsimile:	(415) 291-8373
	Email:	kperry@swigco.com

with copy to:	Farella Braun + Martel LLP
235 Montgomery Street
San Francisco, CA 94104
Attn: Anthony D. Ratner
	Telephone:	(415) 954-4448
	Facsimile:	(415) 954-4480
	Email:	tratner@fbm.com

Buyer:

Prior to Closing:	Molina Healthcare, Inc.
300 University Avenue, Suite 100
Sacramento, CA 95825
Attn: General Counsel
	Telephone:	(916) 646-9193 x114663
	Facsimile:	(916) 646-4572
	Email:	Jeff.Barlow@Molinahealthcare.com

with copy to:	Boutin Jones Inc.
555 Capitol Mall, Suite 1500
Sacramento, CA 95814
Attn: James R. Moore
	Telephone:	(916) 321-4444
	Facsimile:	(916) 441-7597
	Email:	jmoore@boutininc.com

After Closing:	Molina Center LLC
200 Oceangate, Suite 100
Long Beach, CA 90802
Attn: John Molina
	Telephone:	(562) 435-3666 x111128
	Facsimile:	(562) 495-7770
	Email:	John.Molina@Molinahealthcare.com

with a copy to:	Molina Healthcare, Inc.
300 University Avenue, Suite 100
Sacramento, CA 95825
Attn: General Counsel
	Telephone:	(916) 646-9193 x114663
	Facsimile:	(916) 646-4572
	Email:	Jeff.Barlow@Molinahealthcare.com

17.2 Headings. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

17.3 Covenant of Further Assurances. The parties hereby agree to execute and deliver such other documents and instruments (including, without limitation, additional escrow instructions in conformity with this Agreement), and to take such other actions, whether before or after Closing, as may reasonably be required and which may be necessary to consummate this transaction and to otherwise effectuate the agreements of the parties hereto; provided that such additional documents, instruments, or actions shall not impose upon the parties any obligations, duties, liabilities or responsibilities which are not expressly provided for in this Agreement.

17.4 Entire Agreement. This document, together with that certain Agreement Regarding Diligence Reports dated January 7, 2011, by and between Buyer and Seller (the “Diligence Agreement”), and that certain Notice and Acknowledgement by and between Seller and Molina relating to KPMG and dated January 10, 2011 (the “KPMG Acknowledgement”), together represent the final, entire and complete agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements, communications or representations, whether oral or written, express or implied, including any letters of intent, including that certain Confidentiality Agreement 200 & 300 Oceangate by and between Molina and Seller. The parties acknowledge and agree that they may not and are not relying on any representation, promise, inducement, or other statement, whether oral or written and by whomever made, that is not contained expressly in this Agreement, the Diligence Agreement or the KPMG Acknowledgement. This Agreement may only be modified by a written instrument signed by representatives authorized to bind both parties. Oral modifications are unenforceable.

17.5 Partial Invalidity. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, and each term hereof shall be legal, valid and enforceable to the fullest extent permitted by law, unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with valid provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision and the intent of the parties in entering into this Agreement.

17.6 No Waiver. No consent or waiver by either party to or of any breach or non-performance of any representation, condition, covenant or warranty shall be enforceable unless in a writing signed by the party entitled to enforce performance, and such signed consent or waiver shall not be construed as a consent to or waiver of any other breach or non-performance of the same or any other representation, condition, covenant, or warranty.

17.7 Attorneys’ Fees. In the event of any arbitration or litigation between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues.

17.8 Brokers and Finders. Neither party has had any contact or dealings regarding the Property, through any licensed real estate broker or other persons who can claim a right to a commission or finder’s fee in connection with this transaction, except for CB Richard Ellis, Inc., representing Seller (the “Selling Broker”) and McKinney Advisory Group, Inc., representing Buyer (the “Buying Broker”). The parties agree that Seller shall pay a brokerage commission to Selling Broker, pursuant to its separate agreement with the Selling Broker. The parties agree that Buyer shall pay any amount owing to Buying Broker pursuant to its separate agreement with the Buying Broker. In the event that any other party claims a commission or finder’s fee in this transaction, the party through whom the party makes its claim shall be responsible for said commission or fee and shall indemnify the other against all costs and expenses (including reasonable attorneys’ fees) incurred in defending against the same. This indemnification obligation shall survive the Closing or termination of this Agreement.

17.9 Time of the Essence. Time is of the essence of this Agreement.

17.10 Governing Law; Forum. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its choice of law principles).

17.11 Interpretation. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting, absent express language to the contrary; (vi) “days” means calendar days unless specifically provided otherwise; and (vii) “business day” means any day other than Saturday, Sunday, or any day that is an “optional bank holiday” under Section 7.1 of the California Civil Code, whether or not any particular bank is open for business on such optional bank holiday.

17.12 IRS Form 1099-S Designation. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement to designate the Title Company (the “Designee”) as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the “IRS”) on IRS Form 1099-S; and (ii) to provide the Designee with the information necessary to complete Form 1099-S.

17.13 Third Party Beneficiaries. This Agreement has been made solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement is intended to, or shall, confer upon any other person any benefits, rights or remedies under or by reason of this Agreement.

17.14 Compliance With Laws. Each party shall comply with all applicable laws, rules, regulations, orders, consents and permits in the performance of all of their obligations under this Agreement.

17.15 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Agreement.

17.16 Exhibits. All Recitals and Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement.

17.17 Authority. The individuals executing this Agreement on behalf of Seller and Buyer individually represent and warrant that he or she has been authorized to do so and has the power to bind the party for whom they are signing.

17.18 Exchange Transaction. Buyer agrees upon the request of Seller to cooperate with Seller in closing all or part of this transaction as an exchange pursuant to Internal Revenue Code Section 1031, provided that:

(a) Buyer shall incur no additional expense or liability in connection therewith and shall not be required to make any representations or warranties, incur any personal liabilities or hold title to any property other than the Property;

(b) Seller shall indemnify, protect, defend and hold Buyer harmless from any claims, liabilities, demands, causes of action, judgments, expenses, costs and attorneys’ fees in connection with such exchange or which result from Buyer’s compliance with this paragraph, which obligation shall survive the Closing or termination of this Agreement; and

(c) The Closing is not extended or delayed by the exchange and the completion of the exchange is not a condition to Seller’s obligation to close the Escrow.

17.19 Confidentiality. Buyer and Seller shall each maintain as confidential any and all material or information about the other, the terms of this Agreement, and the Property, and shall not disclose such information to any third party, except, in the case of Buyer, to Buyer’s investment bankers, lender or prospective lenders, insurance and reinsurance firms, accountants, attorneys, environmental and other consultants, as may be reasonably required for the consummation of this transaction, as required by law or in connection with any arbitration or litigation between the parties, and except, in the case of Seller, to Seller’s existing lender, attorneys, accountants and other professional consultants, as may be reasonably required for the consummation of this transaction, as required by law or in connection with any arbitration or litigation between the parties. Neither party shall issue a press release or other public statement about this Agreement or the transactions contemplated by this Agreement without the other party’s prior written consent, unless such release or statement is required by law. Seller acknowledges that Buyer’s ultimate parent is a publicly traded company and that Buyer is, therefore, subject to laws and regulations regarding the disclosure and dissemination of business information. Buyer acknowledges that in the event this Agreement terminates for any reason, Seller has the right and the obligation to disclose to subsequent purchasers of the Property the price and material terms of this Agreement, and Buyer agrees that such disclosure is a permitted disclosure under this Section 17.19.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Contract Date.

SELLER:	200 OCEANGATE, LLC, a Delaware limited liability company

By: 200 Oceangate, Inc., a Delaware corporation its Manager

By: /s/ Jeanne R. Myerson
Jeanne R. Myerson
President

BUYER:	MOLINA CENTER LLC,
a Delaware limited liability company

By: Molina Healthcare, Inc., a Delaware corporation

By: /s/ John C. Molina
Name: John C. Molina
Title: Chief Financial Officer

NOTE: BOTH PARTIES MUST INITIAL THE AGREEMENT AT SECTIONS 3.2 AND 15.

EXHIBIT A

DESCRIPTION OF THE LAND

PARCELS 2 AND 3, AS SHOWN ON PARCEL MAP NO. 5196, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGLES, STATE OF CALIFORNIA, FILED IN BOOK 71 PAGE 14 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM, ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER AS RESERVED BY VARIOUS DEEDS OF RECORD, AMONG THEM, BEING THE DEED RECORDED JULY 19, 1965 AS INSTRUMENT NO. 885 IN BOOK D2981 PAGE 153 OFFICIAL RECORDS.

APN: 7278-003-035 and 7278-003-036

Exhibit A, Page 1

EXHIBIT B

MATERIALS AND DOCUMENTS DELIVERED TO BUYER

Information Provided in 2011

FINANCIAL

1.	7-2010 – 6-2011 RE Tax Invoice 7278 003 035

2.	7-2010 – 6-2011 RE Tax Invoice 7278 003 036

3.	200 Oceangate Balance Sheet as of 08-31-11

4.	2011-08 YTD Operating Statement

5.	2011-08-31 Oceangate Balance Sheet

6.	2011-09-06 200 – 300 Oceangate Rent Roll

7.	2011-09-19 200 Oceangate AR Aging

8.	2011-09-19 200 Oceangate Rent Roll

9.	2010 Escalation Reconciliation – Actual

LEASES

1.	2011-09 Perona B870

2.	2011-09 XO Comm Amendment

3.	Crowell Weedon and Co B0800 – Lease 9-9-10

SERVICE CONTRACTS

1.	2011-09 Serv-Wel aka City Rent-A-Bin

2.	2011-09 Trashmaster aka Master Environmental

3.	2011-09 window Washing Able Acq aka UBS

2011-09-14 200 Oceangate First Am Commercial Commitment—Update

Information Provided in 2010

BOMA

10.	BOMA Building Square Footage Calculations

Existing Loan Information

1.	2010-9-23-200 Oceangate Loan Abstract

2.	Complete Set of Seller’s Final Loan Docs

Financial Information

1.	200 and 300 Oceangate Utility Reimbursement Detail For YTD 2010

2.	2009 TAX and Operating Expenses Reconciliation Actuals

Leases

1.	2008-8-11 Molina Acceptance of Premises

2.	2010-11-04 Gunn Jerkens Stor Cancellation notice

3.	2010-11-04 Oasis Car Wash

4.	2010-11-04 United Parcel Service Drop Box Agmt

5.	2010-11-18 Rocket Inter Network Org Lease Basic Lease Information

6.	Arco Center—Storage Rent Roll 4-14-2010

7.	Arthritis National Research Foundation

8.	Brandon and Yarc LLP

9.	California Coastal Commission

10.	California Coastal Commission (Missing Page 8)

11.	California State Lands Commission

Exhibit B, Page 1

12.	Children Today Storage Only

13.	Conectateya Inc

14.	Department of General Services

15.	Department of Industrial Relations

16.	Department of Veterans Affairs

17.	Earth Tech Inc

18.	Gunn-Jerkens Inc

19.	High Rise Goodies Restaurant Group aka Trimana

20.	J. Perez Associates Inc

21.	Long Beach Publishing Company aka Press Telegram

22.	Medco Health Solutions Inc

23.	Michael W. Binning

24.	Molina Healthcare Inc

25.	Moyer Lynne E

26.	MVP Energy LLC

27.	Pacific Maritime Association

28.	Reidman Dalessi and Dybens

29.	Rocket Internetworking Inc

30.	Rose Klein and Marias

31.	State Lands Commission

32.	Trainotti Michael

Amendments to Leases/Exhibits/License Agreements

1.	Arthritis National—3rd Amend to Lease 8-25-10

2.	California Coastal Com A1000—Exhibit B 10-16-96

3.	California Coastal Commission Suite 10th Floor Plan 10-16-96

4.	Captivate Network Inc – Letter RE: License Agreement 9-7-10

5.	Crowell Weedon and Co B0800 – Lease dated 9-9-10

6.	D. Michael Trainotti—3rd Amend to Lease 8-25-10

7.	Dept of Industrial Relations B0850—Exhibit B Revised 4-28-00

8.	Dept of Industrial Relations B200-300—Exhibit B 5-15-97

9.	First Choice Coffee Service Agreement 10-26-10

10.	Lease Agreements in File Summary Updated 11-9-10

11.	License Agreements Schedule dated 11-10-2010

12.	Long Beach Publishing Co—Temp Use Agreement 6-10-10

13.	Lynn E Moyer—3rd Amend to lease 10-18-10

14.	Michael W. Binning—4th Amend to Lease 8-25-10

15.	Riedman Dalessi and Dybens—3rd Amend to Lease 8-25-10

16.	Rocket InterNetworking—1st Amend to lease 9-17-2010

17.	State Land Com A12—Exhibit A

18.	State Lands Com A0900—Exhibit B 5-10-01

19.	State Lands Com A1200—Exhibit B 3-1-93

20.	State Lands Com A9—Exhibit A

21.	US Dept of Vet Affairs—Exhibit D Letter3-21-10

22.	Vendor Services Summary Updated 11-9-10

Misc Income

1.	200 Oceangate 2010 Income detail

Operating Statements

1.	200 Oceangate 2010 Income detail (same as above)

2.	2008- 12-31 Operating Statement

3.	2009-12-31 Operating Statement

4.	2010_05_31 200 Oceangate Operating Statement

5.	2010-7-14 Parking Break down by tenant

Exhibit B, Page 2

6.	2010-7-14 Parking Rates

7.	2010-7-8 Parking Invoices June 09—May 10

8.	ARCO Parking Revenue June 2009-May 2010

Parking

1.	2010-7-8 Parking Invoices June 09—May 10

2.	ARCO Parking Revenue June 2009-May 2010 (same as in the Operating Expense folder)

Rent Roll

1.	2010-8-19 200 and 300 Oceangate Rent Roll

Storage Rent Roll

1.	2010-11-04 Storage Rent Roll Schedule Revised Nov 1

Utility

1.	200 Oceangate Utility Reimbursement Detail for 2010

Leasing Status Update

1.	Leasing Update Prepared by CBRE 9-23-2010

New Physical Property Reports

1.	Phase 1 Environmental (Prepared by Partner Engineering and Science dated 9-21-2003)

2.	Property Condition Assessment Report (Prepared by Property Solutions Incorporated dated 9-2-2003)

3.	Structural Report (Prepared by Partner Engineering and Science dated 9-21-2003)

OM Argus

1.	200 & 300 Oceangate ARGUS file as of 8-5-2010

OTHER MISC DOCS

Insurance Certificate

1.	Wachovia Bank 200 Oceangate Insurance Certificate dated 8-12-2009

Photographs

1.	ARCO Center McConville 3

2.	200 and 300 Oceangate McConville

PHYSICAL INFORMATION

Building Measurement—Stevenson Systems—Individual Space Plans

Various 200 Oceangate Space Plans With the Following Sheet Titles:

1.	200OGA10 Model 1000.pdf

2.	200OGA10 Model 1050.pdf

3.	200OGA10 Model c.pdf

4.	200OGA11 Model 1100.pdf

5.	200OGA11 Model c.pdf

6.	200OGA12 Model 1200.pdf

7.	200OGA12 Model c.pdf

8.	200OGA14 Model 1400.pdf

9.	200OGA14 Model c.pdf

10.	200OGA15 Model 1500.pdf

11.	200OGA15 Model 1550.pdf

12.	200OGA15 Model 1560.pdf

13.	200OGA15 Model 1570.pdf

Exhibit B, Page 3

14.	200OGA15 Model 1580.pdf

15.	200OGA15 Model c.pdf

16.	200OGA2 Model 200.pdf

17.	200OGA2 Model c.pdf

18.	200OGA3 Model 300.pdf

19.	200OGA3 Model c.pdf

20.	200OGA4 Model 400.pdf

21.	200OGA4 Model c.pdf

22.	200OGA5 Model 500.pdf

23.	200OGA5 Model c.pdf

24.	200OGA6 Model 600.pdf

25.	200OGA6 Model c.pdf

26.	200OGA7 Model 700.pdf

27.	200OGA7 Model c.pdf

28.	200OGA8 Model 800.pdf

29.	200OGA8 Model 810.pdf

30.	200OGA8 Model 815.pdf

31.	200OGA8 Model 820.pdf

32.	200OGA8 Model 850.pdf

33.	200OGA8 Model c.pdf

34.	200OGA9 Model 900.pdf

35.	200OGA9 Model c.pdf

Various 300 Oceangate Space Plans With the Following Sheet Titles:

1.	200OGB10 Model 1000.pdf

2.	200OGB10 Model c.pdf

3.	200OGB11 Model 1100.pdf

4.	200OGB11 Model c.pdf

5.	200OGB12 Model 1200.pdf

6.	200OGB12 Model c.pdf

7.	200OGB14 Model 1400.pdf

8.	200OGB14 Model c.pdf

9.	200OGB15 Model 1500.pdf

10.	200OGB15 Model c.pdf

11.	200OGB2 Model 200.pdf

12.	200OGB2 Model c.pdf

13.	200OGB3 Model 300.pdf

14.	200OGB3 Model c.pdf

15.	200OGB4 Model 400.pdf

16.	200OGB4 Model 420.pdf

17.	200OGB4 Model 430.pdf

18.	200OGB4 Model 450.pdf

19.	200OGB4 Model c.pdf

20.	200OGB5 Model 500.pdf

21.	200OGB5 Model c.pdf

22.	200OGB6 Model 600.pdf

23.	200OGB6 Model c.pdf

24.	200OGB7 Model 700.pdf

25.	200OGB7 Model c.pdf

26.	200OGB8 Model 800.pdf

27.	200OGB8 Model 850.pdf

28.	200OGB8 Model c.pdf

29.	200OGB9 Model 900.pdf

30.	200OGB9 Model 910.pdf

31.	200OGB9 Model 930.pdf

Exhibit B, Page 4

32.	200OGB9 Model 950.pdf

33.	200OGB9 Model c.pdf

34.	200OGP Model A100.pdf

35.	200OGP Model B100.pdf

36.	200OGP Model B110.pdf

37.	200OGP Model B130.pdf

38.	200OGP Model B150.pdf

39.	200OGP Model c.pdf

Measurement Reports

1.	200-300 Oceangate—Final Measurement Report Prepared by Stevenson Systems, Inc. dated 2008-11-06

2.	200-300 Oceangate—Final Report Prepared by Stevenson Systems, Inc. dated 2008-11-06

Engineering

1.	Engineering Report (Prepared by Property Solutions Incorporated dated 9-2-2003)

Environmental

1.	Phase I Environmental (Prepared by Property Solutions Incorporated dated 9-2-2003)

Flood Report

1.	Flood Report (Flood Hazard Determination Prepared by Federal Emergency Management Agency dated 10-31-2005)

Leasing Flyers

1.	200 Oceangate_15th Floor.pdf

2.	200 Oceangate_ste 1560.pdf

3.	300 Oceangate_ste 1500.pdf

4.	300 Oceangate_ste 800.pdf

Parking Plans

1.	2010-7-14 Parking Break down by tenant

2.	2010-7-14 Parking Rates

3.	Parking Garage Plans Various Sheets P1 P2 P3

Restroom

1.	Restroom ADA Work Memo of Completion dated 05-28-2010

Roof

1.	200 and 300 Oceangate Roof Report Prepared by Roofing and Waterproofing Forensics, Inc dated March 2006

Stacking Plan

1.	2010-528 200 Oceangate Stacking Plan

2.	2010-528 300 Oceangate Stacking Plan

PROPERTY FILES

Property Insurance Invoice

1.	200-300 Oceangate Property Insurance Invoice 6-30-09—06-30-10

Property Tax Invoice

1.	Property Tax Invoices for the 2008-2009 Tax Period 200 Oceangate-Parcel 035

2.	Property Tax Invoices for the 2008-2009 Tax Period 200 Oceangate-Parcel 036

3.	Property Tax Invoices for the 2009-2010 Tax Period 200 Oceangate-Parcel 035

4.	Property Tax Invoices for the 2009-2010 Tax Period 200 Oceangate-Parcel 036

Exhibit B, Page 5

Service Contracts For the Following Vendors:

1.	Able Engineering

2.	ABM Janitorial Services-Stone Maintenance

3.	American City Pest Control

4.	Ampco System Parking

5.	ARCO Center Vendor Contracts

6.	Arrowhead Mountain Spring Water

7.	Associated Group

8.	Captivate Network

9.	Cogent Communications

10.	Direct America

11.	Federal Communications Commission FCC

12.	Kinemetrics Inc

13.	Master Environmental

14.	Matsunaga Landscaping

15.	Montgomery Technologies

16.	Otis Elevator Company Service Contract Effective Oct 1 2010

17.	Otis Elevator Company Modernization Contract dated 10-13-2009

18.	Otis Elevator Company Pre-Modernization Contract dated 5-25-2004

19.	PyroComm

20.	Rocket Internetworking Inc

21.	Serv-wel Disposal and Recycling

22.	Sky Rider Equipment

23.	Southland Exterior Bldg Services

24.	TCG Los Angeles

25.	Telepacific Communications

26.	Union Contract Engineering

27.	Union Contract Janitorial

28.	Union Contract Security

29.	United Building Services Able

30.	Universal Protection Services

31.	XO Communications

Various Utility Bills

1.	City of Long Beach Acct 43514504 (Gas and Water)

2.	City of Long Beach Acct 850031854 (Fire and Water)

3.	Southern California Edison Acct 2-02-360-7070 (Electricity)

4.	Southern California Edison Acct 2-24-515-6658 (Electricity)

5.	Southern California Edison Acct 2-28-852-0869 (Electricity)

Title Info

1.	2010-08-29 200 Oceangate FirstAm Prelim Title Report

2.	2010-09-09 200 AND 300 Oceangate Updated ALTA Survey

SUPPLEMENTAL DUE DILIGENCE

Depart of Industrial Relations B0850

1.	Depart of Industrial Relations B0850 Floor 2 Space Plan Prepared by Interni dated5-15-97

2.	Depart of Industrial Relations B0850 Floor 3 Space Plan Prepared by Interni dated5-15-97

Depart of Industrial Relations B200-300

1.	Depart of Industrial Relations B200-300 Oceangate 8th Floor dated 4-18-2000 Prepared by DGS

2.	Depart of Industrial Relations B200-300 Oceangate 8th Floor dated 4-18-2000 Prepared by DGS Version 2

Exhibit B, Page 6

EXHIBIT C

RENT ROLL

[See attached]

Exhibit C

Database: COMPANY_10	RENT ROLL 200 OCEANGATE LLC 9/19/2011	Page: 1 Date: 9/19/2011 Time: 11:55

	Suite				Rent Dates		GRA Square	Monthly	Annual	Monthly	Expense	Monthly	Security	Base Escalation				Options				Future Rent Increases
	Id	Tenant Name			Start	Expire	Footage	Base Rent	Rate PSF	Cost Recovery	Stop	Other Income	Deposit	Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly	AmoiPSF
Vacant Suites
715	-A0810	Vacant					2,540
715	-A0820	Vacant					2,484
715	-A1550	Vacant					8,150
715	-A1560	Vacant					1,699
715	-A1580	Vacant					1,840
715	-B0420	Vacant					3,603
715	-B0450	Vacant					8,681
715	-B0830	Vacant					1,205
715	-B0900	Vacant					2,181
715	-B0950	Vacant					2,419
715	-B1500	Vacant					16,604
715	-Z0101	Vacant					378
Occupied Suites
715	-A0700	MOLINA HEALTHCARE, INC.			8/1/2006	12/31/2018	16,575	334,144.40	241.9145	16,514.06				ESC	2003	17.9721	95					REN	12/1/2012	344,168.75	27.5522
														TAX	2008	1.2005						REN	12/1/2013	354,493.80	28.3788
																						REN	12/1/2014	365,128.59	29.2302
																						REN	12/1/2015	376,082.45	30.1071
																						REN	12/1/2016	387,364.95	31.0103
																						REN	12/1/2017	398,985.90	31.9406
																						REN	12/1/2018	410,955.45	32.8988
		Additional Space	715	-A0100	7/1/2008		5,518			438.91
		Additional Space	715	-A0200	8/1/2006		16,306
		Additional Space	715	-A0300	8/1/2006		16,575
		Additional Space	715	-A0400	8/1/2006		16,575
		Additional Space	715	-A0500	8/1/2006		12,568			2,512.57
		Additional Space	715	-A0530	8/1/2006		2,846			801.07
		Additional Space	715	-A0533	8/1/2006		1,161
		Additional Space	715	-A0600	8/1/2006		16,575
		Additional Space	715	-A1050	9/1/2006		7,608			1,257.00

Exhibit C, Page 1

Database: COMPANY_10	RENT ROLL 200 OCEANGATE LLC 9/19/2011	Page: Date: Time:	2 9/19/2011 11:55

	Suite				Rent Dates		GRA Square	Monthly	Annual Rate	Monthly Cost	Expense	Monthly	Security	Base Escalation				Options				Future Rent Increases
	Id	Tenant Name			Start	Expire	Footage	Base Rent	PSF	Recovery	Stop	Other Income	Deposit	Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly AmoiPSF
		Additional Space	715	A1100	11/1/2006	12/31/2018	16,541			2,732.95
		Additional Space	715	A14TH	8/1/2006	12/31/2018	16,575			2,738.57
		Additional Space	715	AA100	6/1/2007	12/31/2018	9,993			1,651.07

						Total	155,416	334,144.40		28,646.20		0.00
715	-A0800	ROCKET INTERNETWORKING, INC.			11/1/2010	2/28/2016	3,784	7,568.00	24.0000	343,16		243.75	9,273.39	ESC	2010	.8222	95					REN	11/1/2011	7,795.04	24.7200
														TAX	2010	.8222						REN	11/1/2012	8,028.89	25.4616
																						REN	11/1/2013	8,269.76	26.2255
																						REN	11/1/2014	8,517.85	27.0122
																						REN	11/1/2015	8,773.39	27.8226
																						SAT	11/1/2011	618.00	1.9598
																						SAT	11/1/2012	636.54	2.0186
																						SAT	11/1/2013	655.64	2.0792
																						SAT	11/1/2014	675.31	2.1416
																						SAT	11/1/2015	695.56	2.2058
715	-A0815	ROSE, KLEIN & MARIAS			12/11/2009	12/31/2011	1,398	1,475.00	12.6609				1,032.70	ESC
														TAX
715	-A0830	LYNN E. MOYER, ESQ			3/1/2011	5/31/2016	749	1,460.55	23.4000					ESC	2011	.1624	95	1	60	FMV		REN	3/1/2012	1,504.37	24.1021
														TAX	2011	.1624						REN	3/1/2013	1,549.50	24.8251
																						REN	3/1/2014	1,595.98	25.5698
																						REN	3/1/2015	1,643.86	26.3369
																						REN	3/1/2016	1,693.18	27.1270
715	-A0831	ARTHRITIS NATIONAL RESEARCH			3/1/2011	5/31/2016	584	1,138.80	23.4000					ESC	2011	.1266	95	1	60	FMV		REN	3/1/2012	1,172.96	24.1019
														TAX	2011	.1266						REN	3/1/2013	1,208.15	24.8250
																						REN	3/1/2014	1,244.40	25.5699
																						REN	3/1/2015	1,281.73	26.3369
																						REN	3/1/2016	1,320.18	27.1270
715	-A0840	D. MICHAEL TRAINOTTI			3/1/2011	5/31/2016	777	1,515.15	23.4000					ESC	2011	.1685	95	1	60	FMV		REN	3/1/2012	1,560.60	24.1019
														TAX	2011	.1685						REN	3/1/2013	1,607.42	24.8250
																						REN	3/1/2014	1,655.65	25.5699
																						REN	3/1/2015	1,705.31	26.3368
																						REN	3/1/2016	1,756.47	27.1269
715	-A0845	MICHAEL W. BINNING			3/1/2011	5/31/2016	745	1,452.75	23.4000					ESC	2011	.1615	95	1	60	FMV		REN	3/1/2012	1,496.33	24.1020
														TAX	2011	.1615						REN	3/1/2013	1,541.22	24.8250
																						REN	3/1/2014	1,587.46	25.5698
																						REN	3/1/2015	1,635.08	26.3369
																						REN	3/1/2016	1,684.14	27.1271
715	-A0850	BRUCE A. DYBENS, A PROF LAW			3/1/2011	5/31/2016	3,538	6,899.10	23.4000			500.00		ESC	2011	.767	95	1	60	FMV		REN	3/1/2012	7,106.07	24.1020
														TAX	2011	.767						REN	3/1/2013	7,319.26	24.8251
																						REN	3/1/2014	7,538.83	25.5698
																						REN	3/1/2015	7,765.00	26.3369
																						REN	3/1/2016	7,997.95	27.1270

Exhibit C, Page 2

Database:	COMPANY_10	RENT ROLL	Page:	3
			Date:	9/19/2011
		200 OCEANGATE LLC	Time:	11:55
		9/19/2011

	Suite Id		Rent Dates		GRA Square Footage	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	Security Deposit	Base Escalation				Options				Future Rent Increases
		Tenant Name	Start	Expire								Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly	AmoiPSF

715	-A0900	CALIFORNIA STATE LANDS COMM	12/1/2010	11/30/2018	16,599	29,197.35	21.1078					ESC								REN	12/1/2011	30,073.27	21.7410
												TAX								REN	12/1/2012	30,975.46	22.3932
																				REN	12/1/2013	31,904.73	23.0650
																				REN	12/1/2014	34,486.38	24.9314
																				REN	12/1/2015	35,952.05	25.9910
																				REN	12/1/2016	37,480.02	27.0956
																				REN	12/1/2017	39,072.91	28.2472

715	-A1000	CALIFORNIA COASTAL COMMISSION	12/1/2010	11/30/2018	8,950	15,730.14	21.0907					ESC								REN	12/1/2011	16,202.04	21.7234
												TAX								REN	12/1/2012	16,688.10	22.3751
																				REN	12/1/2013	17,188.74	23.0464
																				REN	12/1/2014	18,579.62	24.9112
																				REN	12/1/2015	19,369.25	25.9699
																				REN	12/1/2016	20,192.44	27.0737
																				REN	12/1/2017	21,050.62	28.2243

715	-A12TH	STATE LANDS COMMISSION	12/1/2010	11/30/2018	16,599	29,301.67	21.1832			119.00		ESC								REN	12/1/2011	30,180.71	21.8187
												TAX								REN	12/1/2012	31,086.14	22.4733
																				REN	12/1/2013	32,018.72	23.1475
																				REN	12/1/2014	34,609.60	25.0205
																				REN	12/1/2015	36,080.51	26.0839
																				REN	12/1/2016	37,613.93	27.1924
																				REN	12/1/2017	39,212.52	28.3481
																				STO	1/1/2012	101.00	0.0730

715	-A1500	LISA BRANDON, CFLS	2/1/2011	1/31/2016	2,918	5,690.10	23.4000				5,903.52	ESC	2011	.6326	95					REN	2/1/2012	5,860.80	24.1020
												TAX	2011	.6326						REN	2/1/2013	6,036.63	24.8251
																				REN	2/1/2014	6,217.73	25.5698
																				REN	2/1/2015	6,404.26	26.3369

715	-A1570	MVP ENERGY, LLC	3/1/2010	2/28/2015	1,992	3,795.76	22.8660	180.89			3,779.10	ESC	2010	.4334	95	1	60	FMV		REN	3/1/2012	3,909.63	23.5520
												TAX	2010	.4334						REN	9/1/2012	0.00	0.0000
																				REN	10/1/2012	3,909.63	23.5520
																				REN	3/1/2013	4,026.92	24.2586
																				REN	3/1/2014	4,147.73	24.9863

715	-B0100	HIGH RISE GOODES RESTAURANT	7/7/2005	7/31/2015	3,497	4,327.01	14.8482	664.11		25.00	4,500.09	ESC	2005	.761	95	1	60	FMV		REN	7/7/2013	4,500.09	15.4421
												TAX	2005	.761
715	-B0130	GUNN JERKENS, INC.	6/1/2006	12/31/2011	3,562	7,302.10	24.6000	676.33		290.00	5,178.00	ESC	2005	.775	95	1	60			REN	10/15/2011	7,480.20	25.2000
												TAX	2005	.775
715	-B0150	LONG BEACH PUBLISHING COMPANY	9/1/2008	10/31/2021	6,456	45,729.59	20.9345	4,329.87		285.00		ESC	2006	5.7015	95	1	120	FMV		REN	10/13/2011	47,101.48	21.5625

												TAX	2006	5.7015						REN	10/13/2012	48,514.52	22.2094
																				REN	10/13/2013	49,969.96	22.8757
																				REN	10/13/2014	51,469.06	23.5619
																				REN	10/13/2015	53,013.13	24.2688
																				REN	10/13/2016	0.00	0.0000
																				REN	1/13/2017	54,603.52	24.9968

Exhibit C, Page 3

Database: COMPANY_10	RENT ROLL 200 OCEANGATE LLC 9/19/2011	Page: 4 Date: 9/19/2011 Time: 11:55
	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx	xxxxxx

	Suite				Rent Dates		GRA Square	Monthly	Annual	Monthly	Expense	Monthly	Security	Base Escalation				Options				Future Rent Increases
	Id	Tenant Name			Start	Expire	Footage	Base Rent	Rate PSF	Cost Recovey	Stop	Other Income	Deposit	Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly	AmoiPSF
																						REN	10/13/2017	56,241.63	25.7468
																						REN	10/13/2018	57,928.88	26.5192
																						REN	10/13/2019	59,666.75	27.3147
																						REN	10/13/2020	61,456.75	28.1342
																						REN	10/13/2021	63,300.45	28.9782
		Additional Space	715	-B0110	9/1/2008	10/31/2021	1,224
		Additional Space	715	-B0430	9/1/2008	10/31/2021	1,953
		Additional Space	715	-B1400	9/1/2008	10/31/2021	16,580

						Total	26,213	45,729.59		4,329.87		285.00
715	-B0200	DEPT OF INDUSTRIAL RELATIONS			12/1/2010	11/302018	16,334	57,688.53	21.0203					ESC								REN	12/1/2011	59,419.19	21.6509
														TAX								REN	12/1/2012	61,201.76	22.3005
																						REN	12/1/2013	63,037.82	22.9695
																						REN	12/1/2014	68,138.68	24.8281
																						REN	12/1/2015	71,034.58	25.8833
																						REN	12/1/2016	74,053.55	26.9833
																						REN	12/1/2017	77,200.82	28.1301
		Additional Space	715	-B0300	12/1/2010	11/30/2018	16,599

						Total	32,933	57,688.53		0.00		0.00
715	-B0400	MANAGEMENT OFFICE			2/8/2003	12/31/2011	2,359							ESC
														TAX
715	-B0700	DEPT OF VETERANS AFFAIRS			8/1/2010	7/31/2015	16,599	36,401.61	26.3160									1	60	PSF		REN	8/1/2012	37,976.69	27.4547
																						REN	8/1/2013	39,584.08	28.6167
																						REN	8/1/2014	41,224.75	29.8028
715	-B0800	CROWELL, WEEDON & CO.			1/12/2011	6/30/2021	6,818	13,636.00	24.0000			90.00		ESC	2011	1.4781	95	1	60	FMV		ANT	2/1/2012	180.00	0.3168
														TAX	2011	1.4781						REN	1/12/2012	14,045.08	24.7200
																						REN	1/12/2013	14,466.43	25.4616
																						REN	1/12/2014	14,900.43	26.2255
																						REN	1/12/2015	15,347.44	27.0122
																						REN	1/12/2016	15,807.86	27.8226
																						REN	1/12/2017	16,282.10	28.6573
																						REN	1/12/2018	16,770.56	29.5170
																						REN	1/12/2019	17,273.68	30.4025
																						REN	1/12/2020	17,791.89	31.3146
																						REN	1/12/2021	18,325.64	32.2540
715	-B0850	DEPT.OF INDUSTRIAL RELATIONs			12/1/2010	11/30/2018	7,737	13,013.82	20.1843					ESC								REN	12/1/2011	13,404.24	20.7898
														TAX								REN	12/1/2012	13,806.36	21.4135
																						REN	12/1/2013	14,220.56	22.0559
																						REN	12/1/2014	15,371.25	23.8406
																						REN	12/1/2015	16,024.53	24.8539
																						REN	12/1/2016	16,705.57	25.9102

Exhibit C, Page 4

Database: COMPANY_10	RENT ROLL 200 OCEANGATE LLC 9/19/2011	Page: Date: Time:	5 9/19/2011 11:55

	Suite Id				Rent Dates		GRA Square Footage	Monthly Base Rent		Annual Rate PSF	Monthly Cost Recovey	Expense Stop	Monthly Other Income	Security Deposit	Base Escalation				Options				Future Rent Increases
		Tenant Name			Start	Expire									Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly	AmoiPSF
																							REN	12/1/2017	17,415.56	27.0113
715	-B0870	PERONA, LANGER, BECK, SERBIN &			8/15/2011	11/30/2016	838							5,974.56	ESC	2011	.182	95					REN	12/15/2011	1,717.90	24.6000
															TAX	2011	.182	95					REN	8/15/2012	1,769.44	25.3380
																							REN	8/15/2013	1,822.52	26.0981
																							REN	8/15/2014	1,877.20	26.8811
																							REN	8/15/2015	1,933.51	27.6875
																							REN	8/15/2016	1,991.52	28.5182
																							REN	12/1/2016	3,485.16	49.9068
715	-B0910	J.PEREZ ASSOCIATES, INC.			7/1/2008	8/31/2013	6,516	15,508.08		28.5600	518.42		557.00	16,094.52	ESC	2008	1.418	95	1	60	FMV		REN	9/1/2012	16,094.52	29.6400
															TAX	2008	1.418
715	-B1100	AECOM TECHNICAL SERVICES			12/15/2003	12/31/2013	16,580	150,727.50		25.2000	17,346.19			300,000.00	ESC	2004	15.6156	95
															TAX	2004	15.6156
		Additional Space	715	-B0500	12/15/2003	12/31/2013	16,575
		Additional Space	715	-B0600	12/15/2003	12/31/2013	16,575
		Additional Space	715	-B0930	12/15/2003	12/31/2013	3,115
		Additional Space	715	-B0980	12/15/2003	12/31/2013	2,350
		Additional Space	715	-B1000	12/15/2003	12/31/2013	16,580

						Total	71,775	150,727.50			17,346.19		0.00
715	-B1200	PACIFIC MARITIME ASSOCIATION			11/1/2008	10/31/2018	16,580	36,938.42		26.7347	1,319.83				ESC	2008	3.61	95					REN	11/1/2011	38,046.57	27.5367
															TAX	2008	3.61						REN	11/1/2012	39,187.97	28.3628
																							REN	11/1/2013	40,363.60	29.2137
																							REN	11/1/2014	41,574.51	30.0901
																							REN	11/1/2015	42,821.75	30.9928
																							REN	11/1/2016	44,106.40	31.9226
																							REN	3/1/2018	45,429.59	32.8803
715	-CAPDE	APB CAR WASH & DETAILING SPEC			8/15/2011	12/31/2011	1	350.00		4,200.0000				700.00
715	-CCUPS	UNITED PARCEL SERVICE, INC.			2/22/2011	2/1/2012	1
715	-CDIRE	DEPT OF INDUSTRIAL RELATIONS			1/12/2010	11/30/2018	1
715	-CTCLA	TCG LOS ANGELES, INC.			1/20/2010	1/19/2015	1												1	60	FMV	365.00	SAT	1/20/2012	324.48	3,893.71
																							SAT	1/20/2013	337.46	4,049.50
																							SAT	1/20/2014	350.96	4,211.50
715	-CXOCO	XO COMMUNICATIONS, INC.			12/28/2010	12/31/2011	1												1	60
				Totals:	Occupied Sqft:	88.77%	409,481	820,991.43			54,025.00		2,109.75	352,435.88
					Vacant Sqft:	11.23%	51,784	(12 Units	)
					Total Sqft:		461,265	(63 Units	)

Exhibit C, Page 5

Database: COMPANY_10	RENT ROLL 200 OCEANGATE LLC 9/19/2011	Page: Date: Time:	6 9/19/2011 11:55

Suite		Rent Dates		GRA Square	Monthly	Annual	Monthly	Expense	Monthly	Security	Base Escalation				Options				Future Rent Increases
Id	Tenant Name	Start	Expire	Footage	Base Rent	Rate PSF	Cost Recovey	Stop	Other Income	Deposit	Cat	Year	Pct	G/U %	Nc	Term	Amount	Lead	Cat	Date	Monthly AmoiPSF
	Total 200 OCEANGATE LLC:	Occupied Sqft:	88.77%	409,481	820,991.43		54,025.00		2,109.75	352,435.88
		Vacant Sqft:	11.23%	51,784	(12 Units)
		Total Sqft:		461,265	(63 Units)
	Grand Total:	Occupied Sqft:	88.77%	409,481	820,991.43		54,025.00		2,109.75	352,435.88
		Vacant Sqft:	11.23%	51,784	(12 Units)
		Total Sqft:		461,265	(63 Units)

Exhibit C, Page 6

200 OCEANGATE LLC	Date 9/19/11
Exhibit C —License Agreements

		Commencement		Monthly Rental
Licensee		Date	Expiration Date	Revenue		Termination	Comments
Captivate Network		11/30/2000	11/29/2015	Variable		Licensor can terminate with 30 days written notice.	7% of ad revenue. One 5 year option remaining.
Direct America		11/30/2006	MTM	Variable		Mutual Option: 30 days written notice	License fee is 10% net profit
UPS		2/2/2011	2/1/2012	$22.92	[1]	n/a
Rocket Internetworking		11/1/2010	2/28/2016	$600		Licensor can terminate with 30 days written notice with sale of the building. Licensee can terminate with 30 days written notice if unable to obtain a permit
TCG (AT&T)		1/20/2010	1/19/2015	$312		30 days written notice if licensee is unable to obtain a permit	One 5 year option remaining.
XO Communications	[2]	12/29/2000	12/31/2011	$455.00		Mutual Option: 15 days written notice if either party is in default

Notes:

1	— This is paid annually at a rate of $275 a year.
2	— XO Communications has not indicated a desire to renew.

Exhibit C, Page 7

200 OCEANGATE LLC	Date 9/19/11
Aged Delinquencies & Prepayments — Exhibit C

A Negative Number Represents a Prepaid balance.

Tenant		Amount	Current	30 Days	60 Days	90 Days	120 Days
Molina Health Care		$7,982.88	$7,982.88	$—	$—	$—	$—
Conectateya, Inc	[1]	$5,291.21		$—	$—	$—	$5,291.21
Perona, Langer, Beck & Serbin	[2]	$(1,717.90)	$(1,717.90)	$—	$—	$—	$—
Department of Industrial Relations	[3]	$87,269.20	$87,269.20	$—	$—	$—	$—
Department of Veterans Affairs	[3]	$40,401.61	$40,401.61	$—	$—	$—	$—
AECOM		$(68,661.21)	$(68,661.21)	$—	$—	$—	$—
California Costal Commission	[3]	$15,730.14	$15,730.14	$—	$—	$—	$—
California State Lands	[3]	$29,197.35	$29,197.35	$—	$—	$—	$—
Rocket Internetworking		$15,336.21	$12,707.43		$2,628.78
XO Communications		$(2,680.48)	$(2,680.48)	$—	$—	$—	$—
High Rise Goodies		$5,738.78	$5,738.78	$—	$—	$—	$—

Total		$133,887.79	$125,967.80	$—	$2,628.78	$—	$5,291.21

Notes:

1	— This tenant is no longer in occupancy at the building
2	— Perona, Langer, Bech & Serbin is a new tenants to building has prepaid rent.
3	— The State and Federal Government pays their rent in arrears.

Exhibit C, Page 8

EXHIBIT D

FORM OF TENANT ESTOPPEL

TO: MOLINA CENTER, LLC                             [Lender                     ]

Re:	Suite , , (the “Premises”)

This estoppel certificate is delivered by the undersigned (“Tenant”) to MOLINA CENTER LLC, a Delaware limited liability company (“Buyer”) in connection with its contemplated purchase of certain real property commonly known as 200 & 300 Oceangate, Long Beach, California (the “Property”) from 200 Oceangate, LLC, a Delaware limited liability company (“Landlord”) and to                 (“Lender”) in connection with its making of a loan to Buyer to finance Buyer’s purchase of the Property, which loan will be secured by a deed of trust (the “Deed of Trust”) on the Property. Tenant hereby certifies the following information on which Buyer may rely in connection with its purchase of the Property, Lender may rely in connection with its making a loan secured by the Property, and Landlord may rely in connection with its sale of the Property to Buyer:

1. The undersigned is the tenant in possession of the Premises under a written lease with Landlord, dated                ,                 , [as amended by                ], which lease [as amended] (the “Lease”) is in full force and effect and each provision of which is binding on Tenant in accordance with its terms. The Lease has not been modified or amended in writing or orally or by course of conduct, except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

2. The Premises consist of approximately                [net rentable] or [gross] square feet of [office] [retail] space.

3. The term of the Lease commenced on                and terminates on                .

4. Current monthly base rent under the Lease is                . [Percentage rent of                 is due [annually or quarterly]]. Base rent has been paid through the period ending                . The Lease provides for the monthly rent to increase as follows:                . As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord to Tenant except as follows:                .

5. The Lease requires Tenant to pay its pro rata share of increases in real estate taxes and operating expenses for the Property and appurtenant property over the [base year                real estate taxes and operating expenses of $                ] or [expense stop of $                ]. Tenant’s pro rata share of increases in common area operating expenses is

Exhibit D, Page 1

                . For the calendar year                , Tenant is obligated to pay monthly estimated amounts for real estate tax and operating expense increases of $            , and has paid such estimates through the period ending                . Tenant is owed no refund of real estate taxes or operating expense payments made for prior calendar years.

6. Tenant has no option to extend or to renew the term of the Lease, except as follows:                 .

7. The Lease contains no right of first refusal or offer to lease additional space, option to expand, option to terminate the Lease, or right of first refusal or offer or option to purchase the Property or any interest therein, except as follows:                .

8. The actual cash amount of the security deposit currently held by Landlord is $                . Landlord holds no other funds or deposits of cash or property for Tenant’s account.

9. Tenant is not, and to the best of Tenant’s knowledge Landlord is not, in default under any provision of the Lease nor has any event occurred which with the passage of time or giving of notice, or both, would constitute a default on the part of Tenant or Landlord, both parties having fully performed the obligations required to be performed by each party thereunder through the date hereof. Tenant asserts no claim of default against Landlord or any other person or offset or defense against the payment of rent or other charges payable by Tenant or the performance of any other obligations by Tenant under the Lease.

10. The Premises have been delivered to Tenant in accordance with the terms of the Lease, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance or reimbursement for improvements to the Premises.

11. The Lease entitles Tenant to the [non-exclusive] or [exclusive] use of                parking spaces at the Property.

12. Tenant has not assigned its rights under the Lease or sublet any portion of the Premises, or entered into any licenses or other agreements permitting occupancy of any portion of the Premises by any person or company other than Tenant. Tenant is in occupancy of the Premises.

13. Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Tenant’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Tenant’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant’s assets or (v) admitted in writing its inability to pay its debts as they come due and no such proceeding is contemplated by Tenant or pending.

Exhibit D, Page 2

14. All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

15. Tenant has not assigned, hypothecated, granted a security interest or pledged its interest in the Lease to any person or entity.

16. Tenant’s current address for Notices is:

17. Since taking possession of the Premises, Tenant has not received any written notice that the Premises or Tenant’s use of the Premises violates any applicable law, regulation, ordinance or directive of any governmental authority or agency or insurance company, which violation has not been cured.

18. Since taking possession of the Premises, Tenant has not stored, generated, manufactured, refined, treated, transported, disposed or in any way used materials which are considered hazardous substances or wastes under applicable environmental laws and regulations (including, without limitation, petroleum or petroleum by-products) at the Premises or on any other part of the Property, except for de minimus quantities incidental to the cleaning or operation of Tenant’s business.

19. Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control (http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf) and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

20. Tenant understands that a condition of the Loan may require Lender’s consent to any future amendment, waiver, expansion or renewal (except for expansion or renewal rights currently permitted to Tenant by the express terms of the Lease), and no modification, waiver, expansion or renewal made without Lender’s written consent will be enforceable.

21. Tenant understands that a condition of the Loan may prohibit Landlord from accepting Tenant’s rent more than 30 days prior to its due date, and no payment of rent by Tenant more than 30 days in advance will be binding on Lender.

Exhibit D, Page 3

Tenant agrees for a period of thirty (30) days from the date hereof to notify Landlord, Buyer and Lender in writing of any changes to the statements made by Tenant in this certificate promptly upon Tenant’s learning of each such change.

The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

Dated:

Very truly yours,

By:
Name:
Its:

Exhibit D, Page 4

EXHIBIT E

SERVICE CONTRACTS

[See attached]

Exhibit E

200 Oceangate

VENDOR CONTRACTS

Exhibit E — Assumed Contracts

	Company Name	Phone	Contract Start	Contract End	Cancellation	Renewal
1	Able Engineering		11/1/2007	M-M	30 days written	N/A
3300 W. Macarthur Blvd
Santa Ana, CA 92704

2	ABM Janitorial/Stone Maint	(323) 727-7497	2/8/1999	M-M	Anytime	N/A
5200 S. Eastern Avenue
Los Angeles, CA 90040

3	American City Pest Con.	(800) 842-3181	6/1/1999	M-M	30 days written	N/A
614 W. 184th Street
Gardena, CA 90248
(310) 346-1175 cell

4	Ampco System Parking	(949) 226-9760	12/1/1998	M-M	30 days written	N/A
165 Technology Dr. West
Irvine, CA 92618

5	Arrowhead (Nestle)	(800) 950-9393	2/7/2006	M-M	30 days written	Automatic
	13109 S. Budlong Avenue Gardena, CA 90247 local office					12 months unless 30 days notice to terminate

Exhibit E, Page 1

200 Oceangate

VENDOR CONTRACTS

	Company Name	Phone	Contract Start	Contract End	Cancellation	Renewal

6	Associated Group	(714) 558-6100	10/1/1998	M-M	30 days written	N/A
I610 E. McFadden Ave
Santa Ana, CA 92705

7	Cogent Communications	(212) 625-4769	7/21/2008	7/20/2010	30 days written	Automatic
	1015 31st St. NW Washington, DC 20007					12 months unless 30 day notice to terminate

8	First Choice Coffee Services	(562) 940-9401	10/26/2010	10/25/2012	30 days written	N/A
7373 Flores Street
Downey, CA 90242

9	Kinemetrics Systems	(626) 795-2220	10/1/2001	12/31/2010	30 days written	Not noted
222 Vista Avenue
Pasadena, CA 91107

10	Master Environmental	(626) 839-5551	3/5/1993	3/4/2013	verbal 30 day	Automatic
	(formerly Trashmaster)					2 yr
17890 Castleton Street, Ste 311
City of Industry, CA 91748

11	Matsunaga Landscape	(714) 541-0823	1/1/2004	M-M	30 day written	N/A
13262 Cromwell Drive
Tustin, CA 92780

Exhibit E, Page 2

200 Oceangate

VENDOR CONTRACTS

			Contract	Contract
	Company Name	Phone	Start	End	Cancellation	Renewal
12	Montgomery Technologies, LLC	(866) 824-8362	1/1/2008	12/31/2012	30 days written	None
	88 Keamy Street, 4th Floor				for cause @n/c
	San Francisco, Ca 94108				no cause @50%
of the product of
all License Revn
times 3.
Cancellable on
sale of bldg/with
30 days
13	Otis Elevator
	5 Year Serv Contract	(714) 563-7108	10/1/2010	9/30/2015	30 days written
711 E. Ball Rd, Ste 200
Anaheim, CA 92805
BRC# SAN391-400
Cont# SAN5081

14	PyroComm	(714) 902-8000	1/1/2010	12/31/2011	30 days written	N/A
15531 Container Lane
Huntington Bch, 92649

15	Sky Rider Equipment	(714) 632-6890	11/1/2009	10/31/2010	30 days written	M-M
1180 N. Blue Gum street
Anaheim, CA 92806

16	United Building Services (Able)	(714) 434-9494	10/1/2003	9/30/2011	30 days written	Automatic
	3300 MacArthur Blvd.					1 yr
Santa Ana, CA 92704
(Janitorial)

Exhibit E, Page 3

200 Oceangate

VENDOR CONTRACTS

			Contract	Contract
	Company Name	Phone	Start	End	Cancellation	Renewal

17	United Building Services (Able)	(714) 434-9494	8/22/2011	8/21/2012	30 days written	M-M
3300 MacArthur Blvd.
Santa Ana, CA 92704
(Window cleaning)

18	Universal Protection Serv.	(562) 981-5700	11/1/2003	M-M	30 days written/	N/A
	340 Golden Shore, Suite 100				registered mail
Long Beach, CA 90802

Exhibit E, Page 4

200 Oceangate

VENDOR CONTRACTS

Exhibit E-1 — Non-Terminatable Contracts

			Contract	Contract
	Company Name	Phone	Start	End	Cancellation	Renewal
1	Master Environmental	(626) 839-5551	3/5/1993	3/4/2011	Not noted	2 Years
	(formerly Trashmaster)					Automatic
17890 Castleton Street, Ste 311
City of Industry, CA 91748

2	Serv-wel Disposal & Recycling	(323) 726-4056	4/1/2005	3/31/2011	90 days certified	Automatic
	901 S. Maple Avenue				anytime before	2 Years
	Moritebello, CA 90640				end of term

3	Telepacific (formerly Mpower)	(909) 945-8421	5/27/2004	5/26/2012	90 days written	Automatic
	9166 Anaheim Place Suite 100				anytime before	2 Years
	Rancho Cucamonga, CA 91730				end of term	--

Exhibit E, Page 5

EXHIBIT F

GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Space Above this Line for Recorder’s Use

APN: 7278-003-035 and 7278-003-036

DOCUMENTARY TRANSFER TAX:

$ SEE SEPARATE STATEMENT

☐ computed on the full value of the interest or property conveyed; or

☐ computed on the full value less value of liens or encumbrances

GRANT DEED

THIS GRANT DEED is made and entered into this             day of             , 20    , by 200 OCEANGATE, LLC, a Delaware limited liability company (“Grantor”), in favor of MOLINA CENTER, LLC, a Delaware limited liability company (“Grantee”).

W I T N E S S E T H :

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRANTOR hereby GRANTS to Grantee that certain real property in the County of Los Angeles, California (the “Property”) more particularly described as follows:

LEGAL DESCRIPTION IS ATTACHED HERETO AS

EXHIBIT A AND INCORPORATED HEREIN BY THIS

REFERENCE.

Exhibit F, Page 1

The foregoing grant is expressly subject to all matters of record as of the date hereof and those certain unrecorded matters identified and described in Exhibit B attached hereto and incorporated herein by this reference.

EXECUTED as of the day and year set forth above.

GRANTOR: 200 OCEANGATE, LLC, a Delaware limited liability company

By:	200 Oceangate, Inc. a Delaware corporation its Manager

By:
Jeanne R. Myerson President

[ALL SIGNATURES TO BE ACKNOWLEDGED]

Exhibit F, Page 2

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

File No:
STATE OF	California	)SS	APN No:
COUNTY OF		)

On	before me,	, Notary Public, personally appeared

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

This area for official notarial seal.

OPTIONAL SECTION

CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the documents.

☐	INDIVIDUAL

☐	CORPORATE OFFICER(S) TITLE(S)

☐	PARTNER(S) ☐ LIMITED ☐ GENERAL

☐	ATTORNEY-IN-FACT

☐	TRUSTEE(S)

☐	GUARDIAN/CONSERVATOR

☐	OTHER

SIGNER IS REPRESENTING:

Name of Person or Entity	Name of Person or Entity

OPTIONAL SECTION

Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED BELOW

TITLE OR TYPE OF DOCUMENT:
NUMBER OF PAGES	DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE
Reproduced by First American Title Insurance Company National Commercial Services 11/2007

EXHIBIT A TO GRANT DEED

DESCRIPTION OF PROPERTY

PARCELS 2 AND 3, AS SHOWN ON PARCEL MAP NO. 5196, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGLES, STATE OF CALIFORNIA, FILED IN BOOK 71 PAGE 14 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM, ALL OIL, GAS, HYDROCARBON SUBSTANCES AND MINERALS OF EVERY KIND AND CHARACTER LYING MORE THAN 500 FEET BELOW THE SURFACE OF SAID LAND, TOGETHER WITH THE RIGHT TO DRILL INTO, THROUGH AND TO USE AND OCCUPY ALL PARTS OF SAID LAND LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR ANY AND ALL PURPOSES INCIDENTAL TO THE EXPLORATION FOR AND PRODUCTION OF OIL, GAS, HYDROCARBON SUBSTANCES OR MINERALS FROM SAID OR OTHER LANDS, BUT WITHOUT, HOWEVER, ANY RIGHT TO USE EITHER THE SURFACE OF SAID LAND OR ANY PORTION OF SAID LAND WITHIN 500 FEET OF THE SURFACE FOR ANY PURPOSE OR PURPOSES WHATSOEVER AS RESERVED BY VARIOUS DEEDS OF RECORD, AMONG THEM, BEING THE DEED RECORDED JULY 19, 1965 AS INSTRUMENT NO. 885 IN BOOK D2981 PAGE 153 OFFICIAL RECORDS.

APN: 7278-003-035 and 7278-003-036

Exhibit A to Grant Deed

EXHIBIT B TO GRANT DEED

OFF-RECORD MATTERS

1.	All matters which a correct survey of the Property would disclose.

2.	All matters which could be ascertained by a physical inspection of the Property.

3.	A lien for non-delinquent taxes for real property and personal property, and any non-delinquent general or special assessments against the Property.

4.	Zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property.

Exhibit B to Grant Deed

EXHIBIT G

BILL OF SALE AND GENERAL ASSIGNMENT

THIS BILL OF SALE AND GENERAL ASSIGNMENT (“Assignment”) is executed as of the             day of             , 20    , by 200 OCEANGATE, LLC, a Delaware limited liability company (“Seller”) in favor of MOLINA CENTER LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Reference is made to certain real property and the improvements thereon commonly known as 200 & 300 Oceangate, Long Beach, California, which real property is more thoroughly described in attached Schedule I (the “Property”). Concurrently herewith, Seller is selling to Buyer and Buyer is purchasing from Seller all of Seller’s interest in the Property pursuant to that certain Purchase Agreement dated as of             , 2011, between Seller and Buyer, providing for the sale of the Property (the “Purchase Agreement”). Initially capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Purchase Agreement; and

B. In connection with the sale of the Property to Buyer, Seller desires to assign and transfer to Buyer all of Seller’s interest in the Leases, Service Contracts, Personal Property, Approvals and Warranties.

IN CONSIDERATION OF THE FOREGOING, and for other good and valuable consideration, Seller agrees as follows:

1. Seller hereby grants, conveys, assigns and transfers to Buyer all of Seller’s rights, title and interest in the leases referenced on Schedule II hereto and the service, utility, management, maintenance and other contracts or agreements listed on Schedule III hereto.

2. Concurrently herewith, Seller has assigned and delivered to Buyer the security deposits listed on Schedule II hereto.

3. Subject to the terms of the Purchase Agreement, including the representations, warranties and covenants by Seller therein and the waivers, releases and covenants by Buyer therein, Buyer hereby assumes all of Seller’s obligations under the leases referenced on Schedule II hereto, acknowledges receipt of all of the security deposits listed on Schedule II hereto, and assumes all of Seller’s obligations under the service, utility, management, maintenance and other contracts or agreements listed on Schedule III hereto.

4. Seller hereby grants, transfers and conveys to Buyer all of Seller’s interest in:

(a)	all personal property described on Schedule IV hereto; and

Exhibit G, Page 1

(b) all transferable or assignable certificate(s) of occupancy, building or equipment permits, consents, authorizations, variances, waivers, licenses, permits, certificates and approvals from any governmental or quasi-governmental authority with respect to the Land or the Improvements, and all transferable or assignable warranties, representations, guaranties, and miscellaneous rights relating to the ownership, development, use and operation of the Land and Improvements.

5. Buyer acknowledges and agrees that the Leases, Service Contracts, Personal Property, Approvals and Warranties assigned, transferred and conveyed hereby are being assigned, transferred, and conveyed “AS IS, WHERE IS” subject to, and in accordance with, the terms of Section 8 of the Purchase Agreement.

6. Any disputes under this Assignment shall be arbitrated in accordance with the provisions of Section 15 of the Purchase Agreement. In the event of any arbitration or litigation between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues.

7. The terms of this Assignment shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

8. The parties agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Assignment. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall be deemed an original of this Assignment.

Exhibit G, Page 2

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above written.

SELLER:	BUYER:

200 OCEANGATE, LLC, a Delaware limited liability company	MOLINA CENTER LLC, a Delaware limited liability company

By: 200 Oceangate, Inc. a Delaware corporation its Manager	By: Molina Healthcare, Inc., a Delaware corporation

By:		By:

	Jeanne R. Myerson	Name:

	President	Title:

Exhibit G, Page 3

SCHEDULE I TO BILL OF SALE AND GENERAL ASSIGNMENT

DESCRIPTION OF THE PROPERTY

Exhibit G, Page 4

SCHEDULE II TO BILL OF SALE AND GENERAL ASSIGNMENT

LIST OF LEASES AND SECURITY DEPOSITS

Exhibit G, Page 5

SCHEDULE III TO BILL OF SALE AND GENERAL ASSIGNMENT

LIST OF SERVICE CONTRACTS

Exhibit G, Page 6

SCHEDULE IV TO BILL OF SALE AND GENERAL ASSIGNMENT

ITEMIZATION OF PERSONAL PROPERTY

Exhibit G, Page 7

EXHIBIT H

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person. To inform MOLINA CENTER LLC, a Delaware limited liability company (the “Buyer”), that withholding tax is not required upon the disposition of a U.S. real property interest by 200 OCEANGATE, LLC, a Delaware limited liability company (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller’s U.S. employer identification number is                     ; and

3. Seller’s office address is: 220 Montgomery Street, 20th Floor

                   San Francisco, CA 94104

4. I,                     understand that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement I have made here could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: January             , 201

By:
(Individual Signatory)

Name:
Title:	Authorized Representative for Seller

Exhibit H, Page 1

EXHIBIT I

FORM OF NOTICE TO TENANTS

(tenant’s name and address)

Re:	Purchase of the building located at 200 & 300 Oceangate, Long Beach, California (“Property”), by Molina Center LLC, a Delaware limited liability company (“New Owner”)

Dear Sir or Madam:

We hereby notify you that we have sold the Property, in which you are a tenant, and assigned your lease to New Owner, effective as of             . New Owner will be your landlord effective immediately.

Prior to such sale, we were holding a security deposit from you under your lease in the amount of $            , which amount has been transferred to New Owner.

From this date forward you are authorized and directed to make any payment due to the landlord under your lease to New Owner, which should be delivered to its managing agent,             , at the following address:             . Your checks should be made payable to New Owner.

New Owner and             are looking forward to working with you.

200 OCEANGATE, LLC, a Delaware limited liability company

By:	200 Oceangate, Inc. a Delaware corporation its Manager

By:
Jeanne R. Myerson President
Date:

Exhibit I, Page 1

EXHIBIT J

FORM OF OWNER’S AFFIDAVIT

OWNER’S AFFIDAVIT

The undersigned first being duly sworn, deposes and says:

1.	That they are the owner of the certain real property in the State of California, described in your Commitment for Title Insurance or Preliminary Title Report No.

2.	That the land is improved by a:

( )	Office Building

( )	Commercial Building

( )	Industrial Building

( )	Other:

3.	First American Title Insurance Company (referred to as “First American”) has been requested to issue a form of policy of title insurance showing as an exception to title in Schedule B therein all existing leases affecting the real property referred to above and described in the Commitment/Preliminary Title Report issued in connection with this transaction.

In addition to any other requirements it may have, First American has requested that the undersigned provide it with a certified list of all of the lessees under existing leases.

Therefore, in response to such request made by First American, the undersigned hereby declares that, to its knowledge, the rent roll attached hereto as Exhibit A, represents all of the lessees under all subsisting leases affecting the subject property.

The undersigned also declares that to its knowledge, no leases contain provisions for either options to purchase or the rights of first refusal to purchase, or both, other than: the lease with Molina Healthcare, Inc.

4.	That there have been no repairs, work of improvements or materials furnished to the premises by or on behalf of Grantor within 90 days, except:

(Insert Info. or Specify “NONE”, as applicable.)

That the work of improvement, if any:

( )	Started on ( ) Was completed on

( )	Will be completed on

Exhibit J, Page 1

5.	That there are no unpaid bills for labor or material because of any improvements made by or on behalf of Grantor to the above premises, except:

(Insert Info. or Specify “NONE”, as applicable.)

6.	That the undersigned has not received any supplemental tax bill which is unpaid.

7.	That this Affidavit is given for the purpose of inducing First American Title Insurance Company and its Agents, Offices and Subsidiaries to issue its Policy(ies) of Title Insurance which may provide coverage as to the items mentioned above and that the statements made herein are true and correct to my/our own knowledge.

8.	The undersigned acknowledge that they have read the foregoing and fully understand the legal aspects of any misrepresentation and/or untrue statements made herein and indemnify and hold harmless First American Title Insurance against liability occasioned by reason of reliance upon the statements made herein.

9.	Grantor has not and will not, for the period commencing on the business day prior to close of escrow, at 7:30 a.m. through the recording of the Deed transferring title to the Property to the Grantee (such period is called the “Gap Period”), encumber, cause any defect to appear in the title to the Property or make any conveyance of all or any part of the Property except for the documents executed in favor of, or at the request of Grantee. Grantor agrees to hold harmless and indemnify First American Title Insurance Company (“Title Company”) against all reasonable costs, expenses and attorneys’ fees suffered or incurred by Title Company as a result of the failure of Grantor, upon receipt of written notice from the Title Company, to promptly remove, bond or otherwise dispose of any such encumbrance, defect or conveyance that may arise or be filed against the Property as a result of any act or omission of the Grantor during the Gap Period.

Date:

200 OCEANGATE, LLC, a Delaware limited liability company

By:	200 Oceangate, Inc. a Delaware corporation its Manager

By:
Jeanne R. Myerson President

Exhibit J, Page 2

RENT ROLL—EXHIBIT A

( )	None

( )	Tenants based only on month-to-month rental agreements

( )	Leases as described below or attached hereto

Exhibit J, Page 3

EXHIBIT K

BUYER’S INSURANCE

[See attached]

Exhibit K

OP ID: C2

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 09/22/11

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER 562-373-9351
United Agencies, Inc. (F)
CA License #0252636
P.O. Box 9
Downey, CA 90241-0009

CONTACT NAME:
PHONE (A/C, No, Ext): 562-373-9356
FAX (A/C, No):
E-MAIL ADDRESS:
PRODUCER CUSTOMER ID #: MOLINA1

INSURED
Molina Center, LLC
Molina Healthcare, Inc.
Molina Healthcare of Ca., Inc.
200 Oceangate, Suite 100
Long Beach, CA 90802

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A : Continental Casualty Co.	
INSURER B : American Cas Co of Reading PA	
INSURER C :	
INSURER D :	
INSURER E :	
INSURER F :	

COVERAGES — CERTIFICATE NUMBER: — REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY: X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE X OCCUR; X Contractual Liab; GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY, PRO-JECT, LOC			TCP2072786000	01/01/11	01/01/12	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 100,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
								$
B	AUTOMOBILE LIABILITY: ANY AUTO; ALL OWNED AUTOS; SCHEDULED AUTOS; X HIRED AUTOS; X NON-OWNED AUTOS			BUA2068803489	01/01/11	01/01/12	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
								$
A	UMBRELLA LIAB X OCCUR; EXCESS LIAB CLAIMS-MADE; DEDUCTIBLE; X RETENTION $ 10,000			L4024356224	01/01/11	01/01/12	EACH OCCURRENCE	$ 25,000,000
							AGGREGATE	$ 25,000,000
								$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N; ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH); If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATU-TORY LIMITS / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
*10 Days notice of cancellation for non-payment of premium.
Additional Insured/Landlords as pertains to 200-300 Oceangate, Long Beach, CA

CERTIFICATE HOLDER ARCO001

Arco Center
(see notepad)
300 Oceangate, Suite 400
Long Beach, CA 90802

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

© 1988-2009 ACORD CORPORATION. All rights reserved.

ACORD 25 (2009/09)

The ACORD name and logo are registered marks of ACORD

Exhibit F, Page 1

NOTEPAD: HOLDER CODE ARCO001 INSURED'S NAME Molina Center, LLC

MOLINA1 OP ID: C2

PAGE 2 DATE 09/22/11

200 Oceangate LLC, The Swig Company and Wachovia Bank

Exhibit k, Page 2

EXHIBIT L

SELLER’S INSURANCE

[See attached]

Exhibit L

Exhibit L, Page 1

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

DATE (MM/DD/YYYY) 9/20/2011

THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

PRODUCER NAME, CONTACT PERSON AND ADDRESS — PHONE (A/C, No, Ext): 415-946-7500 Frank Crystal & Co of CA, Inc. License #0B64537 575 Market Street San Francisco, CA 94105	COMPANY NAME AND ADDRESS — NAIC NO: 36137 The Travelers P.O. Box 3556 Orlando FL 32802
FAX (A/C, No): 415-946-7550 — E-MAIL ADDRESS: lintlopr@fcrystal.com	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: — SUB CODE:	POLICY TYPE
AGENCY CUSTOMER ID #:	
NAMED INSURED AND ADDRESS 200 Oceangate, LLC & The Swig Company, LLC 220 Montgomery St. 20th Floor San Francisco CA 94104	LOAN NUMBER — POLICY NUMBER: KTJCMB4265M13A11 EFFECTIVE DATE: 6/30/2011 — EXPIRATION DATE: 6/30/2012 — ☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)	THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required) ☐ BUILDING OR ☐ BUSINESS PERSONAL PROPERTY

LOCATION/DESCRIPTION
RE: 200-300 Oceangate Ave., Long Beach, CA 90802.

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

PERILS INSURED: BASIC ☐ BROAD ☐ SPECIAL X

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 500,000,000 — DED: 25,000

	YES	NO	N/A		
☐ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: 97,723,000	Actual Loss Sustained; # of months:
BLANKET COVERAGE	X			If YES, indicate value(s) reported on property identified above: $	
TERRORISM COVERAGE	X			Attach Disclosure Notice / DEC	
IS THERE A TERRORISM-SPECIFIC EXCLUSION?		X			
IS DOMESTIC TERRORISM EXCLUDED?	X				
LIMITED FUNGUS COVERAGE		X		If YES, LIMIT:	DED:
FUNGUS EXCLUSION (If "YES", specify organization's form used)		X			
REPLACEMENT COST	X				
AGREED VALUE	X				
COINSURANCE		X		If YES, %	
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: Included	DED: 25,000
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X				
- Demolition Costs	X			If YES, LIMIT: 10,000,000	DED:
- Incr. Cost of Construction	X			If YES, LIMIT: 10,000,000	DED:
EARTH MOVEMENT (If Applicable)		X		If YES, LIMIT:	DED:
FLOOD (If Applicable)		X		If YES, LIMIT:	DED:
WIND / HAIL (If Subject to Different Provisions)		X		If YES, LIMIT:	DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X				

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

☐ MORTGAGEE ☐ CONTRACT OF SALE ☐ LENDERS LOSS PAYABLE	LENDER SERVICING AGENT NAME AND ADDRESS
NAME AND ADDRESS For Information Only c/o The Swig Company, LLC 220 Montgomery St., 20th Floor San Francisco CA 94104	AUTHORIZED REPRESENTATIVE: Frank Crystal & Co of California, Inc

ACORD 28 (2009/12) Page 1 of 2
© 2003-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Exhibit L, Page 2

Exhibit L, Page 3